UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
__________________________
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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LIMELIGHT NETWORKS, INC.
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Notice of 2019 Annual Meeting of Stockholders and Proxy Statement
Meeting Date: Thursday, May 2, 2019
Time: 9:00 a.m. local time

Meeting Location:	AC Hotel by Marriott Phoenix Tempe/Downtown
100 E. Rio Salado Pkwy
Tempe, Arizona 85281

Limelight Networks, Inc.
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281
To Our Stockholders:
You are cordially invited to attend the Limelight Networks, Inc. 2019 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 2, 2019, at 9:00 a.m. local time, at the AC Hotel by Marriott Phoenix Tempe/Downtown, located at 100 E. Rio Salado Pkwy, Tempe, AZ 85281.
The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report for the fiscal year ended December 31, 2018. We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and services.
Stockholders of record as of March 4, 2019 may vote at the Annual Meeting.
We are pleased to inform you that this year we will be taking advantage of the “Notice and Access” method of providing proxy materials via the Internet. On or about Friday, March 22, 2019, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2018 and how to vote. This notice also contains instructions on how to receive a paper or e-mail copy of the proxy materials. We believe that this method will expedite your receipt of proxy materials, help conserve natural resources and reduce our printing and mailing costs.
Your vote is important. Whether or not you plan to attend the meeting, please promptly vote. Voting by proxy will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.
Sincerely,
Walter D. Amaral
Non-Executive Chairman of the Board

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 2, 2019
Time:	9:00 a.m. local time
Place:	AC Hotel by Marriott Phoenix Tempe/Downtown
100 E. Rio Salado Pkwy
Tempe, Arizona 85281
Matters to be voted on:

1.	Election of Jeffrey T. Fisher, David C. Peterschmidt, and Robert A. Lento as Class III directors.

2.	Ratification of Ernst & Young LLP as independent registered public accounting firm.

3.	Approval of Amendment 1 to the Company's 2013 Employee Stock Purchase Plan ("ESPP"), a copy of which is attached as Appendix A to the accompanying Proxy Statement.

The Annual Meeting will also address such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on March 4, 2019 are entitled to notice of and to vote at the Annual Meeting. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2018 and how to vote will be mailed on or about Friday, March 22, 2019, to all stockholders entitled to vote at the meeting.

By order of the Board of Directors,
James R. Todd
Assistant General Counsel & Assistant Secretary
March 20, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, May 2, 2019. The Proxy Statement and the Annual Report to Stockholders are available at http://www.limelight.com/annual-meeting-19/.
YOUR VOTE IS IMPORTANT.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

LIMELIGHT NETWORKS, INC.
PROXY STATEMENT FOR 2019
ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed Proxy is solicited on behalf of the Limelight Networks, Inc. ("Limelight") Board of Directors, or Board, for use at the Annual Meeting of Stockholders to be held on Thursday, May 2, 2019, at 9:00 a.m. local time (the “Annual Meeting”), and at any postponement or adjournment thereof. The Annual Meeting will be held at the AC Hotel by Marriott Phoenix Tempe/Downtown, located at 100 E. Rio Salado Pkwy, Tempe, AZ 85281. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.
As permitted by the rules adopted by the Securities and Exchange Commission, or SEC, we are making these proxy solicitation materials and the Annual Report for the fiscal year ended December 31, 2018, including the financial statements, available to our stockholders electronically via the Internet. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2018 and how to vote will be mailed on or about Friday, March 22, 2019, to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. Our telephone number is (602) 850-5000.
GENERAL INFORMATION ABOUT THE MEETING
Who May Vote
You may vote if our records show that you own shares of Limelight as of March 4, 2019. As of the close of business on February 28, 2019, we had a total of 114,250,013 shares of common stock issued and outstanding, which were held of record by approximately 241 stockholders. As of February 28, 2019, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.
Voting Your Proxy
If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.
If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in one of the following ways:

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Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is www.proxyvote.com and is also printed on the Notice and on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 1, 2019. When you access the website, please have your Notice or proxy card in hand. You will be required to enter the unique control number imprinted on your Notice or proxy card in order to vote online. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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Vote by Telephone. If you received printed copies of the proxy materials, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 1, 2019. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you did not receive printed materials and would like to vote by telephone, you must request printed copies of the proxy materials by following the instructions on your Notice. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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Vote by Mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly so that it is received no later than May 1, 2019 in the postage-paid envelope provided with your printed materials. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.
Matters to be Presented
We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.
Changing Your Vote
To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.
Cost of This Proxy Solicitation
We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by the Internet, telephone, or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.
How Votes are Counted
The Annual Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.
Abstentions and Broker Non-Votes
Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.
Our Voting Recommendations
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board:

•	“FOR” the election of Jeffery T. Fisher, David C. Peterschmidt, and Robert A. Lento to the Board as Class III Directors;

•	“FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019; and

•
“FOR” approval of an amendment to the Company's 2013 Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 5,000,000 shares and to set the offering period maximum at 5,000 shares per participant.

Deadlines for Receipt of Stockholder Proposals
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2020 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, must be received by us no later than November 23, 2019 to be considered for inclusion.
If a stockholder intends to submit a proposal or nomination for director for our 2020 Annual Meeting of Stockholders that is not to be included in Limelight’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in Limelight’s bylaws no later than November 23, 2019. Limelight’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Limelight Networks, Inc., 2220 West 14th Street, Tempe, Arizona 85281,

Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and through our website at http://investors.limelightnetworks.com.
PROPOSAL ONE: ELECTION OF DIRECTORS
We have a classified Board. Our Board currently consists of three Class I directors, two Class II director, and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three (3) years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.
Changes in Composition of the Board of Directors
The Board is presently composed of eight members, seven of whom are independent directors. On March 21, 2018, Mark Midle, formerly a Class II director, resigned from the Board. Mr. Midle is a Vice President of Goldman Sachs & Co. LLC, and had been a member of the Board since June 2015. Between November 2017 and March 2018, investment partnerships affiliated with Goldman Sachs & Co. LLC and Goldman Sachs Group, Inc. sold 30.3 million shares that they had acquired at the Company’s IPO in June 2007. Mr. Midle’s resignation was in connection with the sale of that position. On November 12, 2018, Patricia Parra Hadden and Marc DeBevoise were appointed to the Board. Ms. Hadden serves as a Class I director and will be presented to the stockholders for election at the 2020 annual meeting of stockholders. Mr. DeBevoise serves as a Class II director and will be presented to the stockholders for election at the 2021 annual meeting of stockholders.
Nominees
The Nominating and Governance Committee of the Board selected, and the Board approved, Jeffery T. Fisher, David C. Peterschmidt, and Robert A. Lento as nominees for election to Class III of the Board at the Annual Meeting. Each of the nominees is now a director and was previously elected by the stockholders at the 2016 annual meeting. If elected, Messrs. Fisher, Peterschmidt, and Lento will each serve as a director until our annual meeting in 2022, until their respective successors are elected and qualified, or their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” Messrs. Fisher, Peterschmidt, and Lento. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.
Vote Required
If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.
Each director in an uncontested election will be elected by the vote of the majority of the votes cast with respect to the nominee. For these purposes, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In a contested election, directors will be elected under a plurality standard.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF JEFFREY T. FISHER, DAVID C. PETERSCHMIDT, AND ROBERT A. LENTO TO THE BOARD OF DIRECTORS.

Information About the Directors and Nominees
The following table sets forth information regarding our directors and the nominees as of March 20, 2019. Below the table appears a brief account of each director’s business experience and the attributes that led to the conclusion that each director should serve as a director of Limelight. We believe that each director and nominee has valuable individual skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our business.

Name	Age	Position	Director Since
Class I directors whose terms expire at the 2020 Annual Meeting:
Walter D. Amaral	67	Non-Executive Chairman of the Board	2007
Scott Genereux	56	Director	2017
Patricia Hadden	43	Director	2018

Class II directors whose terms expire at the 2021 Annual Meeting:
Doug Bewsher	50	Director	2017
Marc DeBevoise	42	Director	2018

Class III directors whose terms expire at the 2019 Annual Meeting:
Jeffrey T. Fisher	56	Director	2008
David C. Peterschmidt	69	Director	2007
Robert A. Lento	57	Director	2013
Walter D. Amaral has served as a director since May 2007 and was appointed Non-Executive Chairman of our Board in February 2013. Mr. Amaral served as Senior Vice President and Chief Financial Officer of SiRF Technology Holdings, Inc., a provider of GPS enabled technology, from August 2000 to March 2006. Prior to that, from August 1997 to August 2000, Mr. Amaral served as Senior Vice President and Chief Financial Officer of S3 Incorporated. From April 1995 to August 1997, Mr. Amaral served as Senior Vice President and Chief Financial Officer of NetManage, Inc., a software company. From May 1992 to May 1995, Mr. Amaral served as Senior Vice President and Chief Financial Officer of Maxtor Corporation, a computer storage device company. From May 1977 to May 1992, Mr. Amaral worked in several finance and marketing positions, the most recent of which was Corporate Controller, at Intel Corporation. Mr. Amaral holds a B.S. in Accounting from California State University, San Jose.
Mr. Amaral serves as the Chairman of our Board and Audit Committee and brings to the Board and the Audit Committee a valuable perspective based on his extensive financial and business leadership experience in the technology and software industries, having served as Senior Vice President and Chief Financial Officer of each of SiRF Technology Holdings, Inc., S3 Incorporated, NetManage, Inc. and Maxtor Corporation. In addition, Mr. Amaral has an educational background in accounting. As a result of these and other professional experiences, Mr. Amaral possesses particular knowledge and experience in software and other technology industries and has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.
Robert A. Lento has served as our Chief Executive Officer since 2012 and has served as a member of our board of directors since 2013. Prior to joining us, Mr. Lento was a senior sales executive at Convergys Corporation, a provider of customer management services, from 1998 to 2012, most recently serving as President - Information Management Division from 2007 to 2012. Prior to that, from 1997 to 1998, Mr. Lento served as President of LAN Systems for Donnelly Enterprise Solutions, Inc., a provider of information management solutions. From 1989 to 1996, Mr. Lento served in leadership positions at ENTEX Information Services, Inc., a provider of computing infrastructure services. Mr. Lento received a B.S. in Management from the State University of New York.
As our President and Chief Executive Officer, Mr. Lento is engaged in all aspects of our business and is able to provide an insider’s perspective in Board discussions about the business and strategic direction of Limelight. Mr. Lento brings over thirty years of leadership experience to Limelight, which we believe gives him unique insights into our challenges, opportunities, and operations. He possesses leadership, managerial and technical skills relevant to leading Limelight, knowledge of Limelight’s leading customers, and knowledge of cloud services and SaaS companies generally, which skills and knowledge are directly relevant to strengthening the Board’s collective qualifications, skills, and experience. His business leadership experience at Convergys, serving as president of the company’s information management division, and as president of LAN systems for Donnelly Enterprise Solutions is also a valuable resource to the Board as it guides Limelight’s business strategy.
Doug Bewsher was appointed to our Board in February 2017. Since 2014, he has been the Chief Executive Officer of Leadspace, an end-to-end predictive analytics platform focused on business-to-business demand generation. Prior to Leadspace, from 2012 through 2013, Mr. Bewsher was the Chief Marketing Officer at Salesforce, the world's leading enterprise cloud software company. Prior to Salesforce, Mr. Bewsher was the Chief Marketing Officer for Skype from 2010 through 2011. Mr. Bewsher has also held senior leadership positions on both the advisory and client side of marketing, including co-leading McKinsey's North American CRM Practice, running the San Francisco office for Digitas, and serving as Global Customer Marketing Director for Vodafone PLC. Mr. Bewsher received his MBA from INSEAD Paris in 1996, and his MA in Physics from Oxford University in 1989.
Mr. Bewsher brings to our Board years of experience as a marketing executive. In addition to his current role as Chief Executive Officer at Leadspace, Mr. Bewsher was the Chief Marketing Officer at Salesforce and Skype, and held other senior leadership positions at McKinsey, Digitas, and Vodafone. Mr. Bewsher's experience and instincts in marketing, and his strategic business savvy strengthen the Board’s collective qualifications, skills, and experience.
Jeffrey T. Fisher has served as CEO of Vergent Communications, a Dallas based telecommunications and IT business, since 2017.  Prior to that, he established and served as CEO of Peloton Technologies, LLC, parent company of Athletohub - the social network to connect people to their recreational passions - since 2017. Prior to that, Mr. Fisher served as Chief Financial Officer and Director of Austin Industries, Inc., a private, employee owned, subchapter-S ESOP organization from 2009 to 2017. Prior to that, Mr. Fisher served as Executive Vice President and Chief Financial Officer of Charter Communications from 2006 to 2008 and held a variety of senior management positions for Delta Air Lines, Inc. from 1997 to 2006. He served as head of Delta’s Corporate Restructuring Group, and previously held the positions of President and General Manager, and separately, Chief Financial Officer, for Delta Connection, Inc. Mr. Fisher received a B.B.M. degree from Embry Riddle University, and an M.B.A. from the University of Texas in Arlington.
Mr. Fisher’s financial and business leadership experience as the Chief Executive Officer of Vergent Communications, Chief Executive Officer and co-founder of Peloton Technologies, LLC, Chief Financial Officer for Austin Industries, and as the Executive Vice President and Chief Financial Officer of Charter Communications, Inc. provides a strong financial foundation for Audit Committee and Board deliberations. He also has an educational background in finance. As a result of these and other professional experiences, Mr. Fisher possesses particular knowledge and experience in technology industries and has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.
Scott Genereux was appointed to our Board in February 2017. Since 2017, he has been the Executive Vice President of Worldwide Field Operations at Veritas, a provider of information management services that enable organizations to harness the power of information. Prior to Veritas, from 2012 through 2017, Mr. Genereux was at Oracle, a provider of comprehensive and fully integrated stack of cloud applications and platform services. At Oracle, he served as the SVP of Cloud Converged Infrastructure from 2014 through 2017, and the SVP of Global Cloud Infrastructure from 2012 through 2014. Prior to Oracle, from 2010 through 2012, Mr. Genereux was the President and CEO of Nirvanix, a provider of enterprise-class cloud storage services designed specifically for customers with expectations of extreme security, reliability and redundancy. Prior to Nirvanix, Mr. Genereux held senior executive positions with QLogic, DataDirect Networks, and Hitachi, Ltd. Mr. Genereux received his BS in Management Information Systems from California State University at Northridge in 1988. He is also an alumnus of Harvard Business School’s Advanced Management Program in 2004.
Mr. Genereux has been a sales and marketing executive for nearly three decades. Mr. Genereux is the Executive Vice President of Worldwide Field Operations at Veritas, and held executive positions at Oracle, Nirvanix, QLogic, DataDirect Networks, and Hitachi, Ltd. Mr. Genereux's deep understanding of sales and marketing strategy and his vision strengthen the Board’s collective qualifications, skills, and experience.
David C. Peterschmidt has served as a director since 2007. Mr. Peterschmidt was the Chief Executive Officer and member of the board of directors of CIBER, Inc., a global information technology consulting services and outsourcing company from 2010 to 2014. Prior to joining CIBER, Inc. Mr. Peterschmidt served as President and Chief Executive Officer of Openwave Systems, Inc. from 2004 to 2007. Prior to that, Mr. Peterschmidt served as Chief Executive Officer and Chairman of Securify, Inc., from 2003 to 2004 and also as Chief Executive Officer and Chairman of Inktomi, Inc. from 1996 to 2003. Mr. Peterschmidt received a B.A. in Political Science from the University of Missouri and an M.A. from Chapman College.
Mr. Peterschmidt brings to our Board and Audit Committee significant business leadership experience and financial experience as the Chief Executive Officer of each of CIBER, Inc., Openwave Systems, Inc., Securify, Inc., and Inktomi, Inc. Mr. Peterschmidt also has outside director experience as a director of Savvis Corporation and CIBER, Inc. As a result of these and other professional experiences, Mr. Peterschmidt possesses particular knowledge and experience serving as and directing senior management personnel in technology-based companies, and also has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.
Marc DeBevoise was appointed to our Board on November 12, 2018. Mr. DeBevoise has been with CBS Interactive (a division of CBS Corporation), the world’s largest publisher of premium digital content and a perennial top 10 Internet company, since 2011. Mr. DeBevoise has been the President and Chief Operating Officer since 2016. From 2012 through 2016, Mr. DeBevoise was the Executive Vice President and General Manager of CBS Digital Media and earlier, the Senior Vice President and General Manager of CBS Entertainment Digital. Earlier in his career, he was the Senior Vice President of Digital Media, Business Development and Strategy for premium subscription service Starz, held various roles at NBCUniversal in both Digital Media and Business Development, and was in the Technology, Media & Telecommunications Investment Banking Group at JPMorgan. Mr. DeBevoise received his B.A. with a major in Economics and minor in Computer Science from Tufts University and his M.B.A. with distinction in Entertainment, Media & Technology, and Finance from New York University’s Stern School of Business.

Patricia Hadden was appointed to our Board on November 12, 2018. Since 2017, Ms. Hadden has been the Senior Vice President of Audience Development and Partnerships for NBCUniversal, a media and entertainment company. Prior to that, from 2015 through 2017, Ms. Hadden was the Head of Marketing and User Experience for Seeso, NBCUniversal’s first direct-to-consumer subscription video on demand service. Prior to NBCUniversal, from 2014 through 2015, Ms. Hadden was the Chief Marketing Officer for Shazam, a mobile application that recognizes music, television, and media around you. In addition, she had held senior management positions at Ouya, Hulu and Home Box Office. Ms. Hadden has a B.A. from Middlebury College in Middlebury, Vermont, and an M.B.A. from the Columbia Business School in New York.
Mr. DeBevoise and Ms. Hadden bring to our Board deep industry knowledge with a thorough understanding of the business model and the critical needs of the video content delivery opportunity. These newest members to our Board add to the diversity of executive experience; Ms. Hadden and Mr. DeBevoise are strong additions to the Board to assist in the governance of Limelight and to support the growth of the business. As Senior Vice President of Audience Development and Partnerships for Digital Enterprises at NBCUniversal, a media and entertainment company, Ms. Hadden is responsible for growing viewership and monetization for NBCUniversal content on existing and emerging digital platforms. In this role, she also manages the relationships with the company’s key digital investment partners including Snapchat, Buzzfeed and Vox. Mr. DeBevoise leads strategy and operations for all of CBS Interactive’s businesses, including its 25+ industry-leading web and mobile properties, its direct-to-consumer OTT subscription video on demand and live streaming services, full episode and live event streaming, and TV Everywhere among others. Mr. DeBevoise is also responsible for the development, creation and oversight of original content across all of CBS Interactive’s platforms. This includes content ranging from original series for CBS All Access to the 24/7 news and sports programming of CBSN and CBS Sports HQ, to social content from The Late Show and The Late Late Show, to the editorial-based content across leading vertical-properties including CNET, TV Guide and GameSpot. As a result of these and other professional experiences, Mr. DeBevoise and Ms. Hadden each possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.
BOARD OF DIRECTORS MEETINGS AND COMMITTEES
The Board held six meetings and acted by unanimous written consent two times during fiscal 2018. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during fiscal 2018.
We encourage, but do not require, members of our board of directors to attend our annual meetings of stockholders. No directors attended our 2018 annual meeting of stockholders.
Board Independence
The Board has determined that each of its current directors, except Robert A. Lento, has no material relationship with Limelight and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.
Committees of the Board of Directors
The Board has Audit, Nominating and Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board, and are non-employee directors. Each committee, its current membership, its function and the number of meetings held during fiscal 2018 are described below.
Audit Committee
The members of our Audit Committee are Messrs. Amaral, Fisher, and Peterschmidt. Mr. Amaral serves as the Chairman of the Audit Committee. We believe that the composition of our Audit Committee meets the requirements for independence under the current requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations, and that each member of our Audit Committee qualifies as an audit committee financial expert under applicable rules and regulations. We believe that the functioning of our Audit Committee complies with the applicable requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations. The Audit Committee held four meetings and acted by unanimous written consent one time during fiscal 2018.
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee:

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	reviews our financial statements and reviews our critical accounting policies and estimates; and

•
reviews and discusses with management and the independent registered public accounting firm the results of the annual audit, and our annual audited and quarterly unaudited financial statements, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect Limelight’s financial statements.

A copy of the Audit Committee charter is available on our website at http://investors.limelightnetworks.com.
Nominating and Governance Committee
The members of our Nominating and Governance Committee are Messrs. Amaral, Fisher, Genereux, Bewsher, Peterschmidt, DeBevoise, and Ms. Hadden, each of whom is a non-management member of our Board. Our Board has determined that each of these members is independent within the meaning of the independent director guidelines of the NASDAQ Stock Market, Inc. The Nominating and Governance Committee held five meetings and acted by unanimous written consent one time during fiscal 2018.
The Nominating and Governance Committee’s purpose is to oversee and assist our Board in reviewing and recommending nominees for election as directors. The Nominating and Governance Committee also:

•	assesses the performance of the Board;

•	reviews, and investigates as necessary, any concerns regarding non-financial matters reported on Limelight’s corporate governance hotline;

•	directs guidelines for the composition of our Board; and

•	reviews and administers our corporate governance guidelines.
A copy of the Nominating and Governance Committee charter is available on our website at http://investors.limelightnetworks.com.
Compensation Committee
The members of our Compensation Committee are Messrs. Peterschmidt, Fisher, Genereux, and Amaral. Mr. Peterschmidt serves as the Chairman of the Compensation Committee. Each of these individuals qualifies as (i) an “independent director” under the requirements of The NASDAQ Stock Market, Inc., (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations. The Compensation Committee held four meetings and acted by unanimous written consent on two occasions during fiscal 2018.
Our Compensation Committee oversees our corporate compensation programs. The Compensation Committee also:

•	reviews and recommends policy relating to compensation and benefits of our officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of the Chief Executive Officer, senior officers and certain other key employees;

•	evaluates the performance of our officers in light of established goals and objectives;

•	sets compensation of our officers based on its evaluations;

•	administers the issuance of stock options and other awards under our stock plans;

•	reviews and approves a report on executive compensation and a compensation discussion and analysis for inclusion in Limelight’s proxy or information statement; and

•	reviews and evaluates, at least annually, its own performance and that of its members, including compliance with the committee charter.
A copy of the updated Compensation Committee charter is available on our website at http://investors.limelightnetworks.com.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has at any time been an officer or employee of Limelight. No executive officer of Limelight serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.
Stockholder Recommendations and Nominations
Pursuant to the requirements of its charter, the Nominating and Governance Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A stockholder desiring to recommend a candidate for election to the Board should direct the recommendation in writing to:
Corporate Secretary
Limelight Networks, Inc.
2220 W. 14th Street
Tempe, Arizona 85281
A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and information regarding any relationships between the candidate and Limelight within the last three years. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Nominating and Governance Committee deem appropriate.
A stockholder desiring to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.
Director Qualifications
We have no stated minimum criteria for director nominees. The Nominating and Governance Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as diversity, experience, length of service, and other commitments. This committee believes it is appropriate that at least one member of the Board meet the criteria for an audit committee financial expert as defined by the rules of the SEC, and that a majority of the members of the Board meet the independent director standard under rules of the NASDAQ Stock Market, Inc. This committee also believes it may be appropriate for certain members of our management, in particular the Chief Executive Officer, to participate as a member of the Board. Please see “Information About the Directors and Nominees” above for a discussion of the particular experience, qualifications, attributes or skills relative to each member of the Board that led the Board to conclude that each particular director should serve on Limelight’s Board.
Identification and Evaluation of Nominees for Directors
The Nominating and Governance Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board decides not to nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of this committee and the Board are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board. Candidates may also come to the attention of this committee through management, stockholders or other persons.
The Nominating and Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management. The Nominating and Governance Committee does not implement a different evaluation process for candidates that are nominated for election to the Board by stockholders or other persons.
After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees.

The Board’s Role in Risk Oversight
It is our management’s responsibility to manage risk and to bring to the Board’s attention the most material risks to Limelight. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to Limelight. The Audit Committee regularly reviews treasury risks (insurance, credit, and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions. In addition, the Nominating and Governance Committee considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Compensation Committee considers risks related to the attraction and retention of employees and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that Limelight’s compensation and benefit plans would have a material adverse effect on Limelight. The full Board considers strategic risks and opportunities and regularly receives reports from the committees of the Board regarding risk oversight in their areas of responsibility.
Board Leadership Structure
The Board recognizes that effective board leadership structure can be dependent on the experience, skills and personal interaction between persons in leadership roles as well as the needs of Limelight at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. Prior to 2013, the positions of Chairman of the Board and Chief Executive Officer were held by the same person. In 2013, the Board appointed Walter D. Amaral as its non-executive Chairman of the Board. The Board believes that its current leadership structure, with Mr. Lento serving as President and Chief Executive Officer, and Mr. Amaral serving as non-executive Chairman of the Board, is appropriate for Limelight at this time. Furthermore, currently, seven of the eight Board positions are held by very strong and sophisticated independent directors and investors with substantial business experience and expertise who collectively own a significant portion of Limelight’s outstanding shares.
Board Diversity
We do not have a policy as it relates to diversity in the selection of nominees for the Board. Our practice is to seek diversity in experience and viewpoint to be represented on the Board. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that Limelight’s businesses and operations are diverse and global in nature.
Annual Meeting Attendance
We do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, but all directors are encouraged to attend these meetings.
Communicating with the Board of Directors
Any stockholder who desires to contact any of the members of our Board may write to the following address: Board of Directors, c/o Corporate Secretary, Limelight Networks, Inc., 2220 West 14th Street, Tempe, AZ 85281. Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. Where the nature of the communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board or an independent director, or our management or independent advisors, as the Secretary considers appropriate.
Code of Ethics and Business Conduct
We have adopted a code of ethics and business conduct that applies to our Chief Executive Officer, Chief Financial Officer and all other principal executive and senior financial officers and all employees, officers and directors. This code of ethics and business conduct is posted on our website. The Internet address for our website is www.limelight.com, and the code of ethics may be found from our main webpage by clicking first on “About Limelight” and then on “Investors Home”, next on “Corporate Governance”, and finally on “Code of Ethics” under Governance Documents.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, on the webpage found by clicking through to “Code of Ethics” as specified above.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected Ernst & Young LLP (“EY”) to audit our consolidated financial statements for the fiscal year ending December 31, 2019. The decision of the Board of Directors to appoint EY was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with EY in all of these respects.
Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of Limelight and its stockholders. If the stockholders do not ratify the appointment of EY, the Board of Directors may reconsider its selection.
EY has been engaged as our independent registered public accounting firm since fiscal year 2006. The Board of Directors expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Vote Required
If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of EY as our independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of EY as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS LIMELIGHT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board of Directors shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The NASDAQ Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee Charter is available on the Limelight website at http://investors.limelightnetworks.com.
On behalf of the Board of Directors, the Audit Committee oversees Limelight’s financial reporting process and its internal controls over financial reporting, areas for which management has responsibility. EY, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion as to the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and for issuing an opinion on the effectiveness of Limelight’s internal controls over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and EY our audited consolidated financial statements for the fiscal year ended December 31, 2018, matters relating to Limelight’s internal controls over financial reporting and the processes that support the certifications of the financial statements by Limelight’s Chief Executive Officer and Chief Financial Officer. The Audit Committee also discussed with EY the scope and plan for the annual audit. In addition, the Audit Committee discussed with EY the matters required to be discussed by Auditing Standard No. 1301 “Communication with Audit Committees” issued by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee also has received the written disclosures and the letter from EY as required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence and the Audit Committee has discussed with them their independence from Limelight and management.
Based on the Audit Committee’s review of the matters noted above and its discussions with EY and our management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K and our Annual Report to our stockholders for the year ended December 31, 2018. The Audit Committee also selected EY as Limelight’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board of Directors is recommending that the stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by:
Walter D. Amaral, Chairman
Jeffrey T. Fisher
David C. Peterschmidt

Principal Accountant Fees and Services
The following table presents the fees paid or accrued by Limelight for the audit and other services provided by EY for the years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees (1)(2)	$772,000	$838,900
Audit-Related Fees	105,000	0
Tax Fees	84,000	86,824
All Other Fees(3)	3,000	2,735

Total Fees	$964,000	$928,459

(1)
Includes fees associated with the audit of our annual financial statements and internal control over financial reporting included in our Annual Report on Form 10-K and the reviews of financial statements included in our quarterly reports on Form 10-Q. This category also includes consultations on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, services rendered to review our SEC filings, including consents and comment letters, and/or certain other one-time procedures.

(2)	This category includes $97,200 of the audit fees in 2017 related to SEC offering procedures.
(3)	All other fees include a fee for access to an accounting and reporting research tool in both 2017 and 2018.
Audit Committee Pre-Approval Policy
Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by Limelight’s independent registered public accounting firm and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting. Subsequent to our initial public offering, effective on June 7, 2007, the Audit Committee has pre-approved 100% of audit related and non-audit related services by Limelight’s independent registered public accounting firm.
The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by EY is compatible with maintaining their independence.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information about the beneficial ownership of our common stock on February 28, 2019, by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to state community property laws, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2019 and common stock issuable upon the vesting of restricted stock units within 60 days of February 28, 2019, ignoring the withholding of shares of common stock to cover applicable taxes, are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of any other person. Percentage of ownership is based on 114,250,013 shares of our common stock outstanding on February 28, 2019. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Limelight Networks, Inc., 2220 West 14th Street, Tempe, Arizona 85281.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent
5% Stockholders
Granahan Investment Management, Inc. (1)	7,836,723	6.9%
BlackRock, Inc.(2)	7,674,243	6.8%
Hood River Capital Management (3)	5,926,121	5.2%

Executive Officers and Directors
Robert A. Lento(4)	5,633,350	4.9%
Sajid Malhotra(5)	2,131,769	1.9%
Michael DiSanto(6)	1,383,676	1.2%
Thomas Marth (7)	—	*
Kurt Silverman(8)	1,508,597	1.3%
Walter D. Amaral(9)	378,816	*
Jeffrey T. Fisher(10)	453,389	*
David C. Peterschmidt(11)	331,634	*
Doug Bewsher (12)	31,806	*
Scott Genereux (13)	31,806	*
Marc DeBevoise	—	*
Patricia Parra Hadden	—	*
All directors and executive officers as a group (12 persons)(14)	11,884,843	10.4%
____

(1)
This information is based on a Schedule 13G/A filed with the SEC on December 31, 2018, on behalf of Granahan Investment Management, Inc.. Granahan Investment Management, Inc. reports its address as 404 Wyman Street, Suite 460, Waltham, Massachusetts 02451.

(2)	This information is based on a Schedule 13G/A filed with the SEC on February 6, 2019, on behalf of BlackRock, Inc. BlackRock, Inc. reports its address as 55 East 52nd Street, New York, New York 10055.

(3)
This information is based on a Schedule 13G/A filed with the SEC on March 31, 2018, on behalf of Hood River Capital Management. Hood River Capital Management reports its address as Umpqua Bank Plaza, One SW Columbia Street, Suite 630, Portland, OR 97258.

(4)	Includes 1,186,126 shares of common stock held by Robert A. Lento. Also includes 4,447,224 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

(5)	Includes 959,938 shares of common stock held by Sajid Malhotra. Also includes 1,171,831 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

(6)	Includes 504,013 shares of common stock held by Michael DiSanto. Also includes 879,663 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

(7)	Mr. Marth was appointed Senior Vice President of Sales, effective January 1, 2019.

(8)	Includes 566,201 shares of common stock held by Kurt Silverman. Also includes 942,396 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

(9)	Includes 185,468 shares of common stock held by Walter D. Amaral and 193,348 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

(10)	Includes 260,041 shares of common stock held by Jeffrey T. Fisher and 193,348 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

(11)	Includes 138,286 shares of common stock held by David C. Peterschmidt and 193,348 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

(12)	Includes 31,806 shares of common stock held by Doug Bewsher.

(13)	Includes 31,806 shares of common stock held by Scott Genereux.

(14)	Includes an aggregate of 8,021,158 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2019.

COMPENSATION COMMITTEE REPORT
The material in this report is not deemed soliciting material or filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in those filings.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by:
David C. Peterschmidt, Chairman
Jeffrey T. Fisher
Walter D. Amaral
Scott Genereux

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Our compensation philosophy is to attract, motivate, and retain talented executives responsible for the success of Limelight Networks, which operates in an extremely competitive and rapidly changing part of the high technology industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on the achievement of our overall financial results, individual contributions, and performance by our employees, and each executive’s potential to enhance long-term stockholder value. Within this overall philosophy, our objectives are to:

•
Motivate executive officers to achieve quantitative financial and qualitative non-financial objectives and create a meaningful link between achievement of these objectives and individual executive compensation;

•
Align the financial interests of executive officers with those of our stockholders by providing significant equity-based incentives, while carefully considering both stockholder dilution and stock-based compensation expense; and

•	Offer a competitive total compensation package that enables us to attract and retain top talent.
The Compensation Committee of the Board of Directors (the “Board”) guides our compensation philosophy and objectives. The Compensation Committee uses the above-mentioned objectives as a guide in establishing the compensation programs, practices and packages offered to our executive officers. The Compensation Committee also uses these objectives in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation, although we have no formal or informal policies regarding such allocations.
Throughout this Compensation Discussion and Analysis, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2018, as well as the other individuals included in the “Summary Compensation Table,” are referred to as the “named executive officers.”
The compensation for our named executive officers generally consists of three primary components: base salary, annual incentive bonus, and equity awards. Other compensation components include severance and change of control provisions, generally available benefits such as health insurance, 401(k) retirement benefits, and participation in our Employee Stock Purchase Program (“ESPP”), and in limited instances, special recognition cash bonuses for specific corporate achievements, as well as certain executive perquisites. Also, the Compensation Committee agreed to provide our Chief Executive Officer a housing allowance beginning in 2017 for housing maintained away from his home office in Ohio, as the Committee determined that doing so would result in cost savings compared with maintaining a lease for housing in Arizona for times when Mr. Lento worked away from his home office.
The Compensation Committee considers the proper allocation between fixed and variable compensation and long- and short-term incentives by considering the balance that is required to attract and retain executives and reward them for the short-term success of our business, while appropriately motivating the executives to strive to achieve our long-term goals. The Compensation Committee also considers the need to offer compensation packages that are comparable to those offered by companies competing with Limelight for executive talent. In allocating between cash and non-cash compensation, we generally seek to be in the middle of our peer group for cash compensation, and above average for equity based compensation so as to align the interests of our stockholders and our named executive officers. We also believe that generally available benefits (such as health benefits, 401(k) plan participation, and ESPP participation) should be competitive with the external job market, in order to allow us to attract and retain talent. The Compensation Committee, however, does not have a pre-established policy or target a specific percentile among our peers for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.
Role and Authority of the Board of Directors and the Compensation Committee
The Compensation Committee has decision-making authority with respect to the compensation of our named executive officers. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and consult with Limelight’s Human Resources department and other Limelight executives as the Compensation Committee determines to be appropriate. The Compensation Committee has engaged Compensia, an executive compensation consulting firm, on numerous occasions since 2007, with the most recent being in October 2017 (for fiscal 2018 compensation). The Committee has received executive compensation assessments from Compensia following each engagement. In October 2017, the Compensation Committee received advice and guidance from Compensia regarding confirmation of our executive compensation strategy and an assessment of the competitiveness of total pay packages for our senior executive officers relative to market and peers, each of which was used in the development of our executive cash compensation and equity grant planning. The Compensation Committee currently feels that it is adequately and appropriately able to assess and determine the compensation arrangements for our named executive officers based on the information provided through the Compensation Committee members’ own experience and knowledge regarding compensation matters and the Compensia report process. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting, or other advisers selected by the Compensation Committee, although it did not do so for fiscal 2018. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by applicable law. The Compensation Committee has not delegated any of its responsibilities with respect to the named executive officers and has no plans to do so. However, the Compensation Committee has delegated certain responsibilities to our Chief Executive Officer, as described below.
The Compensation Committee also meets as frequently as it deems necessary to address matters within its area of responsibility. During 2018, the Committee met four times and acted by unanimous written consent on two occasions. The Compensation Committee intends to review annually the base salaries, annual incentive bonuses, and long-term equity incentive awards for senior management, including the named executive officers. In recent years, the Compensation Committee has reviewed compensation components in the last quarter of each year. The Compensation Committee will, however, review and may adjust an officer’s compensation at any time during the year if and when the Compensation Committee deems such review to be necessary to align that officer’s compensation with our compensation philosophy and objectives. The Compensation Committee reviewed all compensation components for the then senior management team (including some of the named executive officers) in the fourth fiscal quarter of 2018.
Role of Executive Officers in Compensation Decisions
The Compensation Committee meets on occasion with our Chief Executive Officer to obtain recommendations with respect to the compensation programs, practices, and packages for our named executive officers (other than himself). At least annually, the Compensation Committee considers, but is not bound by and does not always accept, our Chief Executive Officer’s recommendations. These meetings typically occur in connection with a quarterly meeting of the Board or as part of a regularly scheduled Compensation Committee meeting. Recommendations with respect to equity award grants are made as part of our formal equity award grant process, pursuant to which management submits equity award recommendations to the Chief Executive Officer (with respect only to employees whose position is at or below the level of Vice President) and/or the Compensation Committee.
Our Chief Executive Officer regularly attend meetings of the Compensation Committee, but is excused from the meetings as appropriate when matters of executive compensation in which each may have a financial interest are discussed. In addition, other executives or employees sometimes attend the Compensation Committee’s meetings, but they also leave the meetings as appropriate when matters of executive compensation are discussed. The Compensation Committee considers and discusses our Chief Executive Officer’s compensation package — cash compensation as well as equity awards — without him present.
The Compensation Committee has delegated limited, non-exclusive authority to our Chief Executive Officer to grant equity awards within certain parameters. The Chief Executive Officer may grant awards only with respect to employees or prospective employees at or below the level of Vice President. Our Compensation Committee has approved an Equity Grant Policy and equity award matrix that includes equity incentive ranges for employees based on title, job responsibilities, seniority, and other factors. This matrix is reviewed and approved annually by the Compensation Committee. Each month, our Human Resources department prepares a proposed grant list and confirms that the proposed awards are consistent with the equity award matrix. The proposed award list is submitted to our Chief Executive Officer at the first of the month. If approved by our Chief Executive Officer by the second Tuesday of the month, then the awards are effective as of the second Tuesday of the month and the per share exercise price is set at the closing price of our common stock on the NASDAQ Stock Market on that grant date. If our Chief Executive Officer’s approval of the proposed list is not obtained by the second Tuesday of the month, then the proposed awards are carried over for consideration the following month.
Role of Compensation Consultant
As noted, the Compensation Committee has engaged the compensation consulting firm Compensia on numerous occasions since 2007, with the most recent being in October 2017 (for fiscal 2018 compensation) to advise the Compensation Committee regarding the role of market data in the compensation determination process, provide a review of emerging trends and best practices in executive compensation, assess the competitiveness of our current executive compensation, and provide considerations for the Compensation Committee. The Compensia reports advised the Compensation Committee regarding the role of market data in the compensation determination process, provided a review of emerging trends and best practices in executive compensation, assessed the competitiveness of our current executive compensation, and provided considerations for the Compensation Committee. Compensia’s analysis included base salary, annual incentive cash bonus, and equity awards for the surveyed group described below. The Compensia data is used as a tool in making recommendations to the Compensation Committee on compensation adjustments that are consistent with our compensation philosophy, objectives, and goals.
Other than Compensia’s periodic review of Board member and non-executive officer employee compensation, Compensia does not provide any additional services to us. Compensia provided its services to the Compensation Committee only. The Compensation Committee assessed the independence of Compensia and concluded that its work has not raised any conflicts of interest.
The Compensation Committee utilized the October 2017 Compensia report, and the advice and guidance provided by Compensia, as tools to compare our executive compensation program for fiscal 2018 to the market. Compensia surveyed technology companies that published their pay practices. The employers included in the survey were Internet/cloud/digital media, wireless telecommunications, or software companies with revenue for the prior four quarters between $118 million to $355 million and that had employees with similar experience and education levels to our employees. In order to maintain competitiveness within the marketplace, the Compensation Committee considered this peer group data in determining our executive compensation. The companies surveyed in its October 2017 report included Bazaarvoice, Boingo Wireless, BroadSoft, Carbonite, Care.com, ChannelAdvisor, Digi International, Five9, Glu Mobile, Internap Network Services, LivePerson, MobileIron, Model N, QAD, QuinStreet, and Tucows. As noted, the Compensation Committee does not have a pre-established policy or target a specific percentile among the peer group for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.
Components of Compensation
The components of our 2018 executive compensation include:

•	Base salary;

•	Annual incentive bonus;

•	Equity-based incentive awards;

•	Severance and change of control protection;

•	Retirement benefits provided under a 401(k) plan;

•	Perquisites and personal benefits; and

•	Generally available benefit programs.
The Compensation Committee selected these components because it believes each is necessary to help us attract and retain the executive talent on which our success depends. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy. The Compensation Committee, however, will review these elements of compensation on occasion and will alter or add to the elements if it believes that changes will improve our compensation objectives.
The Compensation Committee reviews the entire executive compensation program (other than retirement benefits under the 401(k) plan and generally available benefit programs) on at least an annual basis. However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive, appropriately designed to reward performance, and aligned with our compensation philosophy and objectives. Additionally, the Compensation Committee considered the results of our last non-binding advisory stockholder vote on the compensation of our named executive officers in June 2017, commonly referred to as a say-on-pay proposal. Our stockholders approved the compensation of our named executive officers with approximately 87% of stockholder votes cast in favor of the 2017 say-on-pay proposal. We were mindful of the support our stockholders expressed for our named executive officer compensation programs and, as a result, we decided to retain our general approach to our executive compensation programs. We hold such say-on-pay votes every three years, as approved by our stockholders in a non-binding advisory vote at our annual meeting in June 2017.
In fiscal 2018, the use and weight of the executive compensation components were based on a subjective determination by the Compensation Committee of the importance of each component in meeting our overall compensation objectives. This included our incentive and retention needs, the need to align incentives with our stockholders’ interests, and our goal of staying competitive within the external job marketplace, as evidenced by the Compensia survey noted above and by the general experience and knowledge of our Compensation Committee members. The Compensation Committee reviews the base salary, total cash compensation, and equity compensation of our named executive officers relative to market comparables based on the data provided by Compensia in 2017, comparative market data provided by management, and the Compensation Committee members’ own experience and knowledge, and has moved these elements of compensation toward market averages. For fiscal 2018, the Compensation Committee considered market compensation data amongst our peers as follows, with total cash compensation generally aligning nearer the middle of the range and equity generally aligning nearer the upper end of the range:

Element of Compensation	Percentile
Base Salary	25th to 75th
Total Cash	25th to 75th
Equity	50th to 75th

Though the Compensation Committee considered this data, the Compensation Committee did not target a specific percentile in establishing executive compensation.
Base Salary. We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.
The Compensation Committee reviews executive officer base salaries in conjunction with our annual performance review process. During this process, the Chief Executive Officer will review the performance of the named executive officers (other than himself) and will report those findings to the Compensation Committee. A named executive officer’s personal performance will be judged in part on whether our business objectives are being met. In setting base salary, management and the Compensation Committee considers each named executive officer’s experience, skills, knowledge, responsibilities, and performance, Limelight’s performance as a whole, and the report and recommendations of our Chief Executive Officer (other than for himself). An assessment of a named executive officer’s personal performance is qualitative, with much reliance on our Chief Executive Officer’s subjective evaluation of a named executive officer’s personal performance (other than his own personal performance) and the Compensation Committee’s experience and knowledge regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes. For newly hired named executive officers, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join us. The Compensation Committee aims to keep salaries in line with the external job market. Increases over the prior year’s base salary will be considered within the context of our overall annual compensation adjustment budget to ensure that any increases are fiscally prudent and feasible for us. The Compensation Committee does not apply specific formulas to determine increases. There is no process in setting these annual merit increase budgets other than the annual business planning process. For fiscal 2018, the Compensation Committee also considered general economic conditions and the risks such conditions posed to achievement of our financial performance targets for 2018.
During fiscal 2018, base salaries for Messrs. Lento, Malhotra, Vonderhaar, DiSanto, and Silverman were $480,000, $355,000, $294,000, $323,000, and $295,000, respectively. These were increases from fiscal 2017 levels for each individual, except for Messrs. Lento and Silverman, whom the Committee determined should receive a higher percentage of their target cash compensation in 2018 versus 2017 as an annual incentive bonus. In determining these base salary levels, the Compensation Committee relied on the factors discussed above.
Annual Incentive Bonuses. We have utilized incentive bonuses to reward performance achievements and have in place annual target incentive bonuses for certain of our executive officers, payable either in whole or in part, depending on the extent to which the financial performance goals set by the Compensation Committee are achieved. During fiscal 2018, the target bonus amounts for Messrs. Lento, Malhotra, Vonderhaar, DiSanto, and Silverman were increased to $438,000, $235,000, $206,000, $167,000, and $165,000, respectively, because the Compensation Committee felt that the increase from prior year was warranted given then current market conditions.
Under our 2018 Management Bonus Plan, incentive bonuses for all of the participants, including the participating named executive officers, were determinable based upon three measures of corporate financial performance that comprised 100% of the potential target payout, and one additional corporate strategy component that, if achieved, would result in up to an additional 10% of the potential target payout. Specifically, corporate financial performance was measured against our total revenue (40%), our GAAP gross margin (40%), and our non-GAAP EPS (20%). The corporate strategy component of the 2018 Management Bonus Plan was based on our strategic initiatives revenue for fiscal 2018. The Compensation Committee selected these performance goals because it believed that these measures aligned with the 2018 priorities for our business and reflected value generated for our stockholders, and therefore relying on these goals for the determination of the bonuses tied payment of bonuses to creation of stockholder value.
For each of the three financial performance components, the Compensation Committee established a floor, a target, and a ceiling. With respect to the portion of the bonus based upon each performance criteria, the participating executive could earn between zero and 100% ratably based on attainment between the floor and the target. Bonuses in excess of the target bonus amounts for the participants could be earned for financial performance in excess of the performance goal targets established by the Compensation Committee under our 2018 Management Bonus Plan. Each participant could earn between 100% and 300% ratably for each of the financial performance target, each based on attainment between the target and the ceiling. Even though a participant could achieve up to a 300% ceiling on certain individual corporate performance components, the total bonus amount payable to each participant was capped at 200% of his or her target bonus, plus up to 10% for achievement of the strategic initiatives revenue target, for a total maximum bonus of 210%. Nevertheless, cumulative achievement of the revenue, GAAP gross margin, and non-GAAP EPS performance criteria was capped at 100%, plus up to 10% for strategic initiatives revenue over-achievement, unless the Company achieved at least $36 million of adjusted EBITDA. Once the adjusted EBITDA threshold is achieved, the overall bonus pool is increased $0.33 for every $1 of adjusted EBITDA over $36 million to fund any over-achievement payout up to 210% of the target bonus amount. Accordingly, each participant in our 2018 Management Bonus Plan could earn between 0% and 210% of his or her target bonus depending upon the Company's level of attainment or over-attainment of the performance goals, as well as the Company exceeding the adjusted EBITDA threshold. The revenue floor, target, and ceiling for each component were as follows:
Total Revenue Targets (40%):

	Floor	Target	Ceiling
Total Annual Revenue (in millions)	$185	$203	$240
Percent attainment of Total Revenue component of the Target Bonus Amount	0%	100%	300%

GAAP Gross Margin Targets (40%):

	Floor	Target	Ceiling
0 to 300 basis point (bps) improvement	0 bps	100 bps	300 bps
Percent attainment of GAAP Gross Margin component of the Target Bonus Amount	0%	100%	300%
Non-GAAP EPS Targets (20%):

	Floor	Target	Ceiling
Non-GAAP EPS	$0.09	$0.15	$0.27
Percent attainment of Non-GAAP EPS of Target Bonus Amount	0%	100%	300%
For the strategic initiatives revenue component, the participating executive could earn up to an additional 10% of his target bonus amount based on our strategic initiatives revenue for fiscal 2018. The participant’s Target Bonus Amount will be increased 1% for every $1 million of strategic initiatives revenue over $6 million, up to a maximum of 10%. The Compensation Committee was responsible for determination of the attainment, or level of attainment, of the non-financial component and any over achievement thereof.
The table below illustrates the minimum, target, and maximum bonus amounts potentially payable to our named executive officers under the 2018 Management Bonus Plan:

	2018 Management Bonus Plan
Name	Minimum	Target	Maximum
Robert Lento	$0	438,000	919,800
Sajid Malhotra	0	235,000	493,500
George Vonderhaar	0	206,000	432,600
Michael DiSanto	0	167,000	350,700
Kurt Silverman	0	165,000	346,500
The Compensation Committee believed that these targets presented achievable goals, but were not necessarily certain, and achievement depended upon successful execution of our business plan. Bonuses are reviewed and approved by the Compensation Committee, which determined the performance and operational criteria necessary for award of such bonuses. The actual bonus amount earned by each participating executive was determined by the Compensation Committee based upon attainment of the performance criteria after our 2018 financial results were reviewed and approved by the Audit Committee of the Board. Applying the formula described herein to our 2018 financial performance, the Compensation Committee determined that this would have resulted in a payout of 40% of the total target amount for the 2018 Management Bonus Plan. However, the committee acknowledged that, despite Limelight’s performance under the 2018 Management Bonus Plan, there was significant progress made in 2018 by Limelight toward its long-term operational and financial goals. Also, in 2018, Limelight achieved company records in full year revenue, gross margin, non-GAAP earnings, adjusted EBITDA, and net promoter score, while ending the year with more cash, cash equivalents, and marketable securities than it began the year with. The committee also acknowledged challenging market conditions and recent performance of Limelight’s stock, and determined that it was in the best interests of Limelight and the stockholders to exercise discretion within its authority in awarding bonus payment with respect to all 2018 Management Bonus Plan participants at 100% of target. Payouts would consist of 50% of the target bonus paid in cash and 50% of the target bonus paid in fully-vested restricted stock units. Participants included Limelight’s principal executive officer, principal financial officer, and the other named executive officers, with the exception of Mr. Vonderhaar, whose bonus amount was based on the terms of his transition agreement and release, as described in a Current Report on Form 8-K on November 26, 2018.
Accordingly, the Compensation Committee authorized and approved a payment of annual bonuses to the 2018 Management Bonus Plan participants, including our principal executive officer, principal financial officer and other named executive officers. Messrs. Lento, Malhotra, DiSanto, and Silverman received bonuses of $438,000, $235,000, $167,000, and $165,000, respectively, paid 50% in cash and 50% in restricted stock units, which represented approximately 91%, 66%, 52%, and 56% of their annual base salary in 2018. Mr. Vonderhaar's employment terminated on December 31, 2018 and he was paid his target bonus amount, or $206,000, as severance pursuant to the terms of his transition agreement and release.
Long-Term Incentive Program. The principal goals of our long-term equity-based incentive program are to align the interests of our named executive officers with our stockholders and to provide each named executive officer with a significant incentive to manage Limelight from the perspective of an owner with an equity stake in the business. Another goal of the long-term equity-based incentive program is to provide a competitive overall compensation package that will enable us to attract and retain talented executives. The Compensation Committee believes that unvested equity awards are a key factor in motivating and retaining executive personnel, as well as incentivizing executive personnel to preserve the current value and grow the future value of our stock, thereby furthering the interests of our other stockholders.
Equity-based awards granted for fiscal 2018 to our named executive officers were granted under our Amended and Restated 2007 Equity Incentive Plan ("Equity Incentive Plan") and were approved by the Compensation Committee. Our Equity Incentive Plan provides the Compensation Committee discretion to grant equity to employees in many forms. The Compensation Committee selected restricted stock units and stock options, as it believes that these forms address the goals of our long-term incentive program. Specifically, stock options maintain a strong linkage between realizable compensation and stockholder value creation, while restricted stock units further retention objectives. The Compensation Committee generally addresses annual refresh grants for the executive officers in the fourth fiscal quarter of each year. The Compensation Committee will, however, periodically consider equity award grants as may be necessary or appropriate to achieve the objectives of the long-term incentive component of the overall executive compensation program.
The Compensation Committee determined the appropriate size of long-term equity-based incentives awarded for fiscal 2018 to our named executive officers to meet our attraction, retention, and business objectives by reviewing and considering the following factors.

•	each named executive officer's experience, skills, knowledge, responsibilities, and position within Limelight;

•	competitive market data;

•	the number and value of each named executive officer’s then current equity award holdings;

•	the number of unvested equity awards and exercise price and retentive value of unvested stock options in relation to the then current market value;

•	each named executive officer’s total compensation;

•	each named executive officer’s personal performance;

•	the importance of each named executive officer’s anticipated contributions to the development of long-term value creation; and

•	the Compensation Committee members’ experience and knowledge with respect to equity compensation.
The Compensation Committee has not formalized the process by which it will take an individual’s performance or other factors into account, but may do so in the future. There is no specific weight given to any one of these elements of personal performance, nor are there particular metrics associated with any one of these elements. Rather than measuring each named executive officer’s personal performance against formal personal performance goals or elements, we rely on the Chief Executive Officer’s subjective evaluation of each named executive officer’s personal performance (other than himself) and the Compensation Committee’s experience and knowledge regarding compensation matters to evaluate the personal performance of the Chief Executive Officer and other named executive officers and to determine appropriate compensation for such officers. The Compensation Committee also relied, in part, on peer group compensation data and extant equity award valuation analyses provided by Compensia during October 2017 in determining the appropriate equity grant amounts awarded in fiscal 2018 to our named executive officers.
On a total company basis, when appropriate, the Compensation Committee also analyzes the number of shares:

•	used by us during the year with respect to new equity awards (i.e., burn rates);

•	subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).
The Compensation Committee believes that analyzing the above factors allows it to assess whether granting additional awards to the named executive officers is prudent based on the pool of shares we have available for grants to all of its service providers and to take into consideration the impact on the dilution of stockholder interests and overhang.
Based on these factors, the Compensation Committee authorized and approved the following long-term incentive program awards described herein during fiscal 2018:

•
On November 21, 2018, Messrs. Lento, Malhotra, DiSanto, and Silverman received 300,346, 132,896, 106,317, and 89,705 restricted stock units, and stock options to purchase 672,619, 297,619, 238,095, and 200,893 shares of our common stock respectively, each pursuant to the Equity Incentive Plan. One-third (1/3rd) of the restricted stock units will vest on December 1, 2019, one-twelfth (1/12th) of the restricted stock units will vest on March 1, 2020, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a service provider to Limelight through each such vesting date. One-third (1/3rd) of the shares subject to the stock option will vest on December 1, 2019, and one-thirty-sixth (1/36th) of the shares subject to the stock option will vest on the 1st day of January, 2020 and on the 1st day of each month thereafter until all of the stock options have vested (three years), provided the recipient continues to be a service provider to Limelight through each such vesting date. The sizes of these grants were determined based on the factors described above. The three-year time-based vesting schedules applied to the equity awards provide both a strong retention tool and also balances each executive’s focus on our short-term and long-term goals. Mr. Vonderhaar did not receive an equity grant because Mr. Vonderhaar and the Company had reached an agreement regarding Mr. Vonderhaar’s separation from his position with the Company.
With respect to non-named executive officers, equity award grants are generally made within grant guidelines established by the Compensation Committee, in consultation with management, based on job grade, job title, responsibility level, seniority level, or other factors, which may include the competitive hiring marketplace. Customarily, the Compensation Committee considers annual equity awards for employees other than named executive officers in the first quarter each year. With respect to the named executive officers, the Chief Executive Officer makes recommendations on such guidelines and the named executive officer’s actual grants (other than his own). The grant guidelines assist us in keeping equity grants within the budgeted grant pool approved by the Compensation Committee, and thereby efficiently managing the available equity pool and its overhang.
Equity Award Practices. We may grant a mix of options and restricted stock units in situations where the compensation philosophy and objectives would be best met by doing so. In prior years, our equity awards extended to most employees. Beginning in 2009, we concentrated equity awards among those positions with the greater opportunity to affect our financial performance and have continued with this practice each year. The vesting schedules applied to equity awards, usually three or four years, provide both a strong retention tool and also balances each executive’s focus on our short term and long term goals.
Prior to September 2007, the effective grant date for all equity awards to our named executive officers was the date on which the Compensation Committee or the Board approved the grant. Historically, this was accomplished through actions by unanimous written consent. In September 2007, our Board adopted a policy providing for approval of equity awards in advance of a future effective grant date. We follow this granting policy as a best practice approach recommended by outside counsel. All stock options granted to the named executive officers have a per share exercise price equal to the fair market value of a share of our common stock on the grant date.
Employment Agreements, Severance and Change of Control Benefits
Employment Agreements. We have written employment agreements with certain executive officers, including each of our named executive officers. Each agreement provides that the executive’s employment with Limelight is “at-will” and may be terminated at any time by either party, either with or without cause, upon written notice to the other party. Depending upon the circumstances of the executive’s termination, the executive may be entitled to certain severance benefits or change of control benefits. Please see “Potential Payments upon Termination or Change of Control” below for further information on severance or change of control benefits.
Mr. Lento
On January 22, 2013, we entered into an employment agreement with Mr. Lento to become our President and Chief Executive Officer. On February 23, 2016, we entered into the first amendment to this agreement with Mr. Lento. Pursuant to the terms of Mr. Lento’s employment agreement, as amended, Mr. Lento’s annual salary for 2018 was $480,000. Mr. Lento’s salary is subject to annual review. Mr. Lento is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For calendar year 2018, Mr. Lento’s annual target incentive bonus was $438,000. The earned annual incentive bonus payable to Mr. Lento depended upon the extent to which our applicable performance goals were achieved. Mr. Lento’s actual paid bonus for 2018 was $438,000. In fiscal 2018, we also issued Mr. Lento 300,346 restricted stock units and an option to purchase 672,619 shares of our common stock, each pursuant to our Equity Incentive Plan. Mr. Lento’s employment agreement further provides that we will reimburse Mr. Lento for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Mr. Malhotra
On March 24, 2014, we entered into an employment agreement with Mr. Malhotra, our then Senior Vice President, Strategy, Facilities, Investor Relations & Procurement. On June 18, 2015, we entered into the first amendment to this agreement with Mr. Malhotra, following which Mr. Malhotra became our Chief Strategy Officer. On February 23, 2016, we entered into the second amendment to this agreement with Mr. Malhotra. Pursuant to the terms of Mr. Malhotra’s employment agreement, as amended, Mr. Malhotra’s annual salary for 2018 was $355,000. Mr. Malhotra was eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For 2018, Mr. Malhotra’s annual target incentive bonus was $235,000. The earned annual incentive bonus payable to Mr. Malhotra depended upon the extent to which our applicable performance goals were achieved. Mr. Malhotra’s actual paid bonus for 2018 was $235,000. In fiscal 2018, Limelight also issued Mr. Malhotra 132,896 restricted stock units and a stock option to purchase 297,619 shares of our common stock, each pursuant to our Equity Incentive Plan. Mr. Malhotra’s employment agreement further provides that we will reimburse Mr. Malhotra for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Mr. Vonderhaar
On January 22, 2013, we entered into an employment agreement with Mr. Vonderhaar to become our Senior Vice President and Chief Sales Officer. On June 18, 2015, we entered into the first amendment to this agreement with Mr. Vonderhaar. On February 23, 2016, we entered into the second amendment to this agreement with Mr. Vonderhaar. On November 19, 2018, we entered into a transition agreement and release regarding Mr. Vonderhaar's separation from his position as Senior Vice President and Chief Sales Officer of the Company. Pursuant to the terms of the transition agreement, Mr. Vonderhaar received an amount equal to 12 months of his base salary for 2018, or $294,000, 100% of his target annual incentive for 2018, or $206,000, continued vesting of the portion of his outstanding and unvested restricted stock units that would otherwise vest by their terms on or before June 30, 2019, or $114,191 (based on grant date fair market value per share), continued vesting of the portion of his outstanding and unvested stock options that would otherwise vest by their terms on or before March 31, 2019, or $58,932 (based on black-scholes per share fair market value), and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which Mr. Vonderhaar and his eligible dependents become covered under similar plans, or $15,823.
Mr. DiSanto
On March 10, 2015, we entered into an employment agreement with Michael DiSanto, our Senior Vice President, Chief Administrative and Legal Officer & Secretary. On June 18, 2015, we entered into the first amendment to this agreement with Mr. DiSanto. On February 23, 2016, we entered into the second amendment to this agreement with Mr. DiSanto. Pursuant to the terms of Mr. DiSanto's employment agreement, as amended, Mr. DiSanto's annual salary for 2018 was $323,000. Mr. DiSanto was eligible to receive an annual incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For 2018, Mr. DiSanto's annual target incentive bonus was $167,000. The earned annual cash incentive bonus payable to Mr. DiSanto depended upon the extent to which our applicable performance goals were achieved. Mr. DiSanto's actual paid bonus for 2018 was $167,000. In fiscal 2018, we issued Mr. DiSanto a total of 106,317 restricted stock units and a stock option to purchase 238,095 shares of our common stock, each pursuant to our Equity Incentive Plan. Mr. DiSanto’s employment agreement further provides that we will reimburse Mr. DiSanto for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Mr. Silverman
On August 20, 2013, we entered into an employment agreement with Kurt Silverman, our Senior Vice President, Development & Delivery. On February 23, 2016, we entered into the first amendment to this agreement with Mr. Silverman. Pursuant to the terms of Mr. Silverman’s employment agreement, as amended, Mr. Silverman’s annual salary for 2018 was $295,000. Mr. Silverman was eligible to receive an annual incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For 2018, Mr. Silverman’s annual target incentive bonus was $165,000. The earned annual cash incentive bonus payable to Mr. Silverman depended upon the extent to which our applicable performance goals were achieved. Mr. Silverman’s actual paid bonus for 2018 was $165,000. In fiscal 2018, we issued Mr. Silverman 89,705 restricted stock units and a stock option to purchase 200,893 shares of our common stock, each pursuant to our Equity Incentive Plan. Mr. Silverman’s employment agreement further provides that we will reimburse Mr. Silverman for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Severance Benefits. We believe that providing severance benefits for our named executive officers is necessary to attract and retain executive talent, and is accordingly consistent with our compensation philosophy and objectives. Severance benefits for the named executive officers is also appropriate as we believe that it is likely that an executive who is relieved of his or her position without cause may require an extended period of time to obtain other similar employment.
During fiscal 2018, the employment agreements between us and each of our named executive officer generally provide that if the executive is terminated without cause, or if the executive resigns for good reason, and the termination is not in connection with a change of control, then the executive will be entitled to the following severance benefits: (i) continued payment of executive’s base salary for twelve months, (ii) actual, earned cash bonus for the year in which termination occurs prorated to the date of termination (or 1 year of target bonus), and (iii) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under our health plans until the earlier of twelve months after termination or until executive and eligible dependents are covered under another health insurance program. Payment of severance benefits is conditioned on the executive making certain covenants with us as described below under “Material Conditions to or Obligations of Severance” in the “Potential Payments upon Termination or Change of Control” section below.
If a named executive officer voluntarily resigns his employment (without good reason), or his employment is terminated for cause, then the named executive officer is entitled generally only to compensation earned through the date of termination. More particularly, the named executive officer would be entitled to his base salary through the date of termination, and unpaid but earned and accrued annual bonus for a fiscal year completed prior to the termination of employment. All further vesting of outstanding equity awards would also cease as of the date of termination.
In the event a named executive officer’s employment is terminated due to death or disability, then twenty-five (25%) percent of the executive’s then outstanding and unvested equity awards will vest.
Change of Control Benefits. We believe that providing certain benefits for the named executive officers in connection with a change of control is necessary to attract and retain executive talent. Further, we believe that change of control arrangements are an important part of overall compensation for the named executive officers because they will assist us in maximizing stockholder value by allowing executives to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders, notwithstanding any concern the executive might have regarding his or her continued employment prior to or following a change in control or other personal financial interest.

During fiscal 2018, the employment agreements between Limelight and each named executive officer generally provide that, in the event of a change of control, fifty percent (50%) of each executive’s then outstanding and unvested equity awards will vest, with such accelerated vesting to be applied in reverse order such that the equity awards with the latest vesting date first become non-forfeitable; provided, that there remain at least six months of the vesting term after the application of the reverse order vesting.
If the executive is terminated without cause or resigns for good reason, in each case in connection with a change of control, then the executive is entitled to the following benefits: (i) continued payment of executive’s then current base salary for 24 months, (ii) 200% of the executive’s target cash bonus for the year in which termination occurred, (iii) immediate accelerated vesting of all outstanding, unvested equity awards, and (iv) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under our health plans until the earlier of 12 months after termination or until executive is covered under another health insurance program. Furthermore, to the extent such benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then executive’s severance benefits payable will be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by executive on an after‑tax basis, of the greatest amount of severance benefits.
The terms “cause,” "good reason," and “change of control” are used substantially consistently among the employment agreements with the named executive officers. Generally, the term “cause” or “for cause” means termination of employment as a result of:

•
Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of an executive with respect to his or her obligations under the employment agreement or otherwise relating to our business;

•
Repeated or habitual neglect of executive’s duties or responsibilities that continues after notice of such neglect, or failure or refusal to carry-out the legitimate assignments given by the Chief Executive Officer or the Board;

•
Any act of personal dishonesty in connection with his or her responsibilities as a Limelight employee with the intention or reasonable expectation that such action may result in substantial personal enrichment;

•	Conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on our reputation or business;

•	A breach of any fiduciary duty owed to us by executive that has a material detrimental effect on our reputation or business;

•
Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not executive admits or denies liability);

•
(A) Obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence; or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, executive’s failure to waive attorney-client privilege relating to communications with executive’s own attorney in connection with an Investigation will not constitute “cause”; or

•
Disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by his or her employment agreement or executive’s loss of any governmental or self-regulatory license that is reasonably necessary for executive to perform his or her responsibilities to us under the employment agreement, if (A) the disqualification, bar or loss continues for more than 30 days, and (B) during that period, we use good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

Generally, the term “good reason” means executive officer’s voluntary resignation of employment because of the existence of any of the following reasons and which reason(s) continue following the expiration of any cure period (as discussed below), without the executive’s written consent:

•
A material reduction without his consent of the executive's title, authority, duties, or responsibilities from those in effect immediately prior to the reduction, or an adverse change in the executive's reporting responsibilities; provided however, a sale, separation or spin-off of a portion of our business operations, provided Limelight remains a going concern and provided executive’s duties, position and responsibilities with respect to the remaining business operations are not materially reduced will also not be considered a basis for good reason resignation;

•
A material reduction in executive’s cash compensation (either base salary, or base salary and annual incentive target combined) as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to our other similarly situated executive officers and which one-time reduction reduces the cash compensation by a percentage reduction of 10% or less in the aggregate will not be deemed material and will not constitute “good reason”;

•	A failure by us to require any successor entity to Limelight specifically to assume all of our obligations to the executive under his or her employment agreement;

•
A material change in the geographic location from which Executive must perform services (that is, a requirement that executive re-locate his permanent residence from his then-current location or travel for business more than 10 calendar days each month); or

•
A material breach by us (or our successor) of any material contractual obligation owed executive pursuant to the employment agreement (including, without limitation, the failure of us to obtain the assumption of the employment agreement by a successor) that is not cured following notice and a reasonable cure period.

The executive cannot resign for good reason without first providing us with written notice within thirty (30) days of the event that the executive believes constitutes “good reason” specifically identifying the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than thirty (30) days.
Generally, the term “change of control” means the occurrence of any of the following events:

•
The consummation by us of a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation;

•
The approval by our stockholders, or if stockholder approval is not required, approval by the Board, of a plan of our complete liquidation or an agreement for the sale or disposition by Limelight of all or substantially all of our assets; or

•
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than Goldman Sachs & Co and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities.

The term “in connection with a change of control” generally means a termination of executive’s employment within three months prior to the execution of an agreement that results in a change of control or twelve months following a change of control.
Payment of change of control benefits is conditioned on the executive making certain covenants with us as described below under “Material Conditions to or Obligations of Severance.”
The tables below show the potential payments and benefits each of the named executive officers would have been entitled to receive in the event of a change of control or if each such officer’s employment had been terminated under the following circumstances as of December 31, 2018. Due to a number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
Potential Payments Upon a Change of Control With no Termination of Employment

Name(1)	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($)(1)	Health and Welfare Benefits ($)	Total ($)
Robert A. Lento	$—	$—	$774,169	$—	$774,169
Sajid Malhotra	—	—	350,710	—	350,710
George Vonderhaar(2)	—	—	—	—	0
Michael DiSanto	—	—	287,719	—	287,719
Kurt Silverman	—	—	216,601	—	216,601

(1)
Valuation of acceleration of vesting of unvested equity awards is equal to fifty percent (50%) of the unvested restricted stock units and fifty percent (50%) of the unvested nonstatutory stock options with an exercise price less than the $2.34 per share closing price of Limelight Networks common stock on December 31, 2018, held by Messrs. Lento, Malhotra, Vonderhaar, DiSanto, and Silverman.

(2)	Mr. Vonderhaar's employment terminated on December 31, 2018.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each in Connection with a Change of Control

Name	Severance Salary ($)(1)	Severance Bonus ($)(1)	Acceleration of Unvested Equity Awards ($)(2)	Health and Welfare Benefits ($)(3)	Total ($)
Robert A. Lento	$960,000	$876,000	$1,548,338	$11,027	$3,395,365
Sajid Malhotra	710,000	470,000	701,420	16,450	1,897,870
George Vonderhaar(4)	—	—	—	—	0
Michael DiSanto	646,000	334,000	575,438	19,576	1,575,014
Kurt Silverman	590,000	330,000	433,202	19,576	1,372,778

(1)	Amounts represent 24 months of continued base salary and 200% of target bonus, respectively.

(2)
Valuation of acceleration of vesting of unvested equity awards is equal to one hundred percent (100%) of the unvested restricted stock units and one hundred percent (100%) of the unvested stock options with an exercise price less than the $2.34 per share closing price of Limelight Networks common stock on December 31, 2018, held by Messrs. Lento, Malhotra, Vonderhaar, DiSanto, and Silverman.

(3)	Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental and vision insurance elected by the named executive during fiscal 2018, multiplied by 12 months.

(4)	Mr. Vonderhaar's employment terminated on December 31, 2018.
Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each Not in Connection with a Change of Control

Name	Severance Salary ($)(1)	Severance Bonus ($)(2)	Acceleration of Unvested Equity Awards ($)	Health and Welfare Benefits ($)(3)	Total ($)
Robert A. Lento	$480,000	$438,000	$—	$11,027	$929,027
Sajid Malhotra	355,000	235,000	—	16,450	606,450
George Vonderhaar(4)	294,000	206,000	173,123	15,823	688,946
Michael DiSanto	323,000	167,000	—	19,576	509,576
Kurt Silverman	295,000	165,000	—	19,576	479,576

(1)	Amounts represent 12 months of continued base salary.

(2)	This assumes actual earned cash incentive for fiscal 2018 at target level.

(3)	Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental and vision insurance elected by the named executive during fiscal 2018, multiplied by 12 months.

(4)
Mr. Vonderhaar's employment terminated on December 31, 2018. Amounts included herein reflect actual payout under his transition agreement and release described in this Employment Agreements, Severance and Change of Control Benefits section.

Potential Payments Upon Death or Disability, each Not in Connection with a Change of Control

Name(1)	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($)(1)	Health and Welfare Benefits ($)	Total ($)
Robert A. Lento	$—	$—	$387,085	$—	$387,085
Sajid Malhotra	—	—	175,355	—	175,355
George Vonderhaar(2)	—	—	—	—	0
Michael DiSanto	—	—	143,860	—	143,860
Kurt Silverman	—	—	108,301		108,301

(1)
Valuation of acceleration of vesting of unvested equity awards is equal to twenty-five percent (25%) of the unvested restricted stock units and twenty-five percent (25%) of the unvested stock options with an exercise price less than the $2.34 per share closing price of Limelight Networks common stock on December 31, 2018, held by Messrs. Lento, Malhotra, Vonderhaar, DiSanto, and Silverman.

(2)	Mr. Vonderhaar's employment terminated on December 31, 2018.

Material Conditions to or Obligations of Severance. The receipt of severance or change of control benefits is conditioned upon the named executive officer delivering and not revoking a separation agreement and general release of claims substantially in a form prescribed by us. Further, the executive must agree that for a two-year period following his or her termination that executive will not (i) solicit any Limelight employee (sometimes excepting the executive’s personal administrative assistant) for employment other than with Limelight, and (ii) engage in competition with or have an ownership interest in a business that competes with us.
Retirement Benefits under the 401(k) Plan, ESPP, Executive Perquisites, and Generally Available Benefit Programs
In fiscal 2018, named executive officers were eligible to participate in the health and welfare programs that are generally available to other Limelight employees, including medical, dental, vision, group life, short-term and long-term disability and supplemental insurance.
We also maintain a tax-qualified 401(k) plan, and an ESPP, which are broadly available to our general U.S. based employee population. Under the 401(k) plan, all of our employees are eligible to participate. We provide a matching contribution as follows: a dollar-for-dollar (100%) match on an eligible employee’s deferral that does not exceed three percent (3%) of compensation for the year and a fifty percent (50%) match on the next two percent (2%) of the employee’s deferrals. We do not provide defined benefit pension plans or defined contribution retirement plans to our executive officers or other employees other than (i) the 401(k) plan or (ii) as required in certain countries other than the United States for legal or competitive reasons. Under the ESPP, eligible participants, including our named executive officers, may purchase shares of our common stock at 85% of the lower price on either the first day of a six-month offering period, or the last day of that offering period. There are two offering periods each year, and participants may purchase up to $25,000 in our common stock under the ESPP each calendar year.
The 401(k) plan, ESPP, and other generally available benefit programs allow us to remain competitive, and we believe that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement, and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages. The Board or Compensation Committee, at its discretion, can also authorize certain executive perquisites. Other than the housing allowance for Mr. Lento, none were authorized for fiscal 2018.
Accounting, Tax, and Other Considerations
In the Compensation Committee's review and establishment of compensation programs and payments for fiscal 2018, the Compensation Committee considered, but did not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs and payments by us to our executive officers. While we may consider accounting and tax treatment in the future, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short- and long-term interests of stockholders under a proposed compensation arrangement.
For tax years beginning before January 1, 2018, Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our three most highly compensated officers (other than our Chief Financial Officer) to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may have been made for various forms of “performance-based” compensation. Under certain regulations, compensation arising from options and restricted stock units that meet certain requirements were not subject to the $1,000,000 cap on deductibility, and in the past we have granted equity awards that we believe met those requirements.
On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was passed, which among other things amended Internal Revenue Code Section 162(m) to eliminate the “performance-based” exemption. For tax years beginning on or after January 1, 2018, Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our three most highly compensated officers to $1,000,000 per person.
Section 409A of the Internal Revenue Code
Internal Revenue Code Section 409A ("Section 409A") imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, we amended our employment agreements with our named executive officers in December 2008, including the severance arrangements described in this proxy statement, to conform to the requirements of Section 409A. Further Limelight intends to structure its equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.
Accounting for Stock-Based Compensation
We account for stock-based awards in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718).

Stock Ownership Guidelines
At this time, the Board has not adopted stock ownership guidelines with respect to the named executive officers or otherwise. However, at December 31, 2018, each of Messrs. Lento, Malhotra, DiSanto, and Silverman owned shares of Limelight stock (not counting in-the-money vested stock options) that equaled approximately 5.44, 6.10, 3.42, and 4.35 times their then current salary, respectively.
Hedging and Derivatives Trading Policies
We have an insider trading policy that prohibits , among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock. In addition, from time to time, named executive officers enter into Rule 10b5-1 trading plans; however, none were in place during fiscal 2018. Some of our senior executive officers, including Messrs. Lento, Vonderhaar, and Silverman entered into Rule 10b5-1 trading plans that were effective in 2018.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation Tables
The following table sets forth information regarding the compensation to each of the individuals who served as our principal executive officer, principal financial officer, and our three most highly compensated executive officers (other than the principal executive officer or principal financial officer) during the fiscal year ended December 31, 2018. We refer to these executive officers as our named executive officers. The following table also sets forth such information for our named executive officers for fiscal years ended December 31, 2017 and December 31, 2016.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(i)		(j)
Robert A. Lento	2018	480,000		262,800	(5)	1,027,183	1,201,868	175,200	(5)	50,413		3,197,464
Chief Executive Officer and Director	2017	480,000		—		1,344,624	1,358,037	856,800		47,523		4,086,984
	2016	237,500	(4)	—		1,837,589	1,478,685	176,415		19,421		3,749,610

Sajid Malhotra	2018	355,000		141,000	(5)	454,504	531,800	94,000	(5)	21,559		1,597,863
Senior Vice President and	2017	340,000		—		594,977	600,921	483,000		21,578		2,040,476
Chief Financial Officer	2016	158,854	(4)	—		937,509	706,050	101,554		15,894		1,919,861

George Vonderhaar(6)	2018	294,000		—		—	—	—		726,004	(6)	1,020,004
Former Senior Vice President, Chief Sales Officer	2017	280,000		—		386,732	390,587	435,120		20,251		1,512,690
	2016	275,000		—		391,600	312,417	92,850		20,495		1,092,362

Michael DiSanto	2018	323,000		100,200	(5)	363,604	425,440	66,800	(5)	12,921		1,291,965
Senior Vice President, Chief Administrative and Legal Officer	2017	310,000		—		476,003	480,742	332,010		12,628		1,611,383
and Secretary	2016	150,000	(4)	—		676,027	469,949	69,637		11,801		1,377,414

Kurt Silverman	2018	295,000		99,000	(5)	306,791	358,965	66,000	(5)	22,721		1,148,477
Senior Vice President,	2017	295,000		—		401,611	405,613	309,750		22,425		1,434,399
Development and Delivery	2016	290,000		—		392,794	346,836	60,584		22,619		1,112,833

(1)
These amounts represent the grant date fair value for each of the Stock Awards (restricted stock units) and Option Awards (stock options) granted to our named executive officers in fiscal 2018 and in prior years, computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, we have disregarded estimates of forfeitures related to service-based vesting conditions. The amounts included in the Stock Awards column for any performance-based restricted stock units are calculated based on the probable satisfaction of the performance conditions for such awards at the time of grant. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2018, 2017, and 2016 are included in Note 14 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not represent the actual amounts paid to or realized by the named executive officers during the fiscal years presented.

(2)
For fiscal 2016, each of the named executive officers elected to take the Retention Program portion of their respective bonus in the form of fully-vested stock. Also, Messrs. Lento, Malhotra, and DiSanto each elected to take 50% of their 2016 salary in fully-vested stock instead of cash. The grant date fair market value of these awards are included in this column.

(3)
Represents, among other things, amounts paid for health and life insurance for the employee and the employee’s family members for each of the named executive officers and company matches on 401(k) accounts. Amounts also include $28,800 in a housing allowance in 2018 for Mr. Lento for housing maintained away from his home office.

(4)
Messrs. Lento, Malhotra, and DiSanto each elected to take 50% of their 2016 salary in fully-vested stock instead of cash. Also, Mr. Malhotra's annual base salary was increased effective April 15, 2016 from $300,000 to $325,000.

(5)
Applying the formula to determine payouts under the 2018 Management Bonus Plan (the "Plan") would have resulted in a payout of 40% of the total target amount. Amounts reflecting this Plan achievement portion are included in the non-equity incentive plan compensation column. However, the Compensation Committee acknowledged that, despite Limelight’s performance against the Plan, there was significant progress made in 2018 by Limelight toward its long-term operational and financial goals. Also, in 2018, Limelight achieved company records in full year revenue, gross margin, non-GAAP earnings, adjusted EBITDA, and net promoter score, while ending the year with more cash, cash equivalents, and marketable securities than it began the year with. The committee also acknowledged challenging market conditions and recent performance of Limelight's stock, and determined that it was in the best interests of Limelight and the stockholders for the committee to exercise discretion within its authority in awarding bonus payouts and set the payout to all Plan participants at 100% of target. Payouts would consist of 50% of the target bonus paid in cash and 50% of the target bonus paid in fully-vested restricted stock units. Participants included Limelight’s principal executive officer, principal financial officer, and the other named executive officers, with the exception of Mr. Vonderhaar, whose bonus amount was based on the terms of his transition agreement and release, as described in a Current Report on Form 8-K on November 26, 2018. Amounts in the bonus column for 2018 reflect the difference between 100% of target bonus actually paid out and the amount paid out using the Plan formula (40%). Within the amounts in the bonus column is the 50% target bonus paid in fully-vested restricted stock units.

(6)
On November 19, 2018, we entered into a transition agreement and release regarding Mr. Vonderhaar's separation from his position as Senior Vice President and Chief Sales Officer of the Company. Pursuant to the terms of the transition agreement, Mr. Vonderhaar received an amount equal to 12 months of his base salary for 2018, or $294,000, 100% of his target annual incentive for 2018, or $206,000, continued vesting of the portion of his outstanding and unvested restricted stock units that would otherwise vest by their terms on or before June 30, 2019, or $114,191 (based on grant date fair market value per share), continued vesting of the portion of his outstanding and unvested stock options that would otherwise vest by their terms on or before March 31, 2019, or $58,932 (based on black-scholes per share fair market value), and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which Mr. Vonderhaar and his eligible dependents become covered under similar plans, or $15,823. Amounts in the All Other Compensation column also include amounts paid for health and life insurance for Mr. Vonderhaar and his family members, and company matches on his 401(k) account during 2018.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information for fiscal 2018 about the relationship of the annual total compensation of our employees (other than the CEO) and the annual total compensation of our CEO:

•	the median of the annual total compensation of our employees (other than our CEO) was $111,149;

•	the annual total compensation of our CEO was $3,197,464, as reflected in the Summary Compensation Table above; and

•	the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 29 to 1.
As permitted by SEC rules, we selected the individual who represented our median employee, by reviewing annual base salary, commissions, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2018), perquisites, company contributions to defined contribution plans, and insurance premiums paid by the Company for all 562 individuals worldwide who were employed by us on December 31, 2018, the last day of our fiscal year (whether employed on a full-time, part-time, seasonal, or temporary basis). For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars and did not make any cost-of-living adjustments to such compensation. We did not annualize total direct compensation for employees employed by us for less than the full fiscal year.
Once we selected the individual who represented the median employee, we then calculated the annual total compensation for this employee using the same methodology we used for our named executive officers in our 2018 Summary Compensation Table to yield the median annual total compensation disclosed above.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Grants of Plan-Based Awards in 2018
The following table provides information regarding grants of plan based awards to each of our named executive officers during the fiscal year ended December 31, 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)(1)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)		(j)		(k)	(l)
Robert A. Lento	02/22/18	0	438,000	919,800	—		—		—	—
	11/21/18	—	—	—	300,346	(3)	—		—	1,027,183
	11/21/18	—	—	—	—		672,619	(4)	3.42	1,201,868
Sajid Malhotra	02/22/18	0	235,000	493,500	—		—		—	—
	11/21/18	—	—	—	132,896	(3)	—		—	454,504
	11/21/18	—	—	—	—		297,619	(4)	3.42	531,800
George Vonderhaar	02/22/18	0	206,000	432,600	—		—		—	—
Michael DiSanto	02/22/18	0	167,000	350,700	—		—		—	—
	11/21/18	—	—	—	106,317	(3)	—		—	363,604
	11/21/18	—	—	—	—		238,095	(4)	3.42	425,440
Kurt Silverman	02/22/18	0	165,000	346,500	—		—		—	—
	11/21/18	—	—	—	89,705	(3)	—		—	306,791
	11/21/18	—	—	—	—		200,893	(4)	3.42	358,965

(1)
Amounts represent participation in the 2018 Management Bonus Plan. Following the end of the year, the Compensation Committee used discretion to set the payout to all Plan participants at 100% of target. Payouts would consist of 50% of the target bonus paid in cash and 50% of the target bonus paid in fully-vested restricted stock units. See the Summary Compensation Table for actual amounts earned.

(2)
These amounts represent the aggregate grant date fair value for Option Awards and Stock Awards, each computed in accordance with ASC Topic 718, as the case may be excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts are included in Note 14 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not represent the actual amounts paid to or realized by the named executive officers during the fiscal year.

(3)
One-third (1/3rd) of the restricted stock units will vest on December 1, 2019, and one-twelfth (1/12th) of the restricted stock units will vest on March 1, 2020, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a service provider through each such vesting date.

(4)
One-third (1/3rd) of the shares subject to the stock option will vest on December 1, 2019, and one-thirty-sixth (1/36th) of the stock options will vest on the 1st day of January, 2020 and will vest on the 1st day of each month thereafter until all of the stock options have vested, provided the recipient continues to be a service provider through each such vesting date.

Outstanding Equity Awards at 2018 Fiscal Year-End
The following table presents certain information concerning the outstanding option and restricted stock unit awards held as of December 31, 2018 by each named executive officer. Unless otherwise indicated, the outstanding equity awards listed in the table below were subject to the accelerated vesting provisions in each of the named executive officer's employment agreements described in the "Employment Agreements, Severance and Change of Control Benefits" section. Each of the equity awards in this table was granted pursuant to the Amended and Restated 2007 Equity Incentive Plan. The Market Values below are based on the reported closing market price of our common stock on the NASDAQ Global Market as of December 31, 2018 ($2.34 per share).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#): Exercisable	Number of Securities Underlying Unexercised Options(#): Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)		(g)		(h)
Robert A. Lento	250,000	0	1.78	11/13/22	(1)	—		—
	2,000,000	0	2.26	2/22/23	(1)	—		—
	359,000	0	2.69	11/13/24	(1)	—		—
	714,286	0	2.15	11/5/25	(1)	—		—
	741,688	375,312	2.39	11/16/26	(2)	196,922	(3)	460,797
	158,302	324,328	5.45	11/6/27	(4)	164,415	(5)	384,731
	0	672,619	3.42	11/21/28	(6)	300,346	(7)	702,810
Sajid Malhotra	200,000	0	2.04	5/9/24	(1)	—		—
	102,000	0	2.69	11/13/24	(1)	—		—
	202,381	0	2.15	11/5/25	(1)	—		—
	57,937	0	1.66	12/1/25	(1)	—		—
	166,400	33,600	1.75	4/29/26	(8)	16,660	(9)	38,984
	260,288	131,712	2.39	11/16/26	(2)	68,973	(3)	161,397
	70,047	143,513	5.45	11/6/27	(4)	72,751	(5)	170,237
	0	297,619	3.42	11/21/28	(6)	132,896	(7)	310,977
George Vonderhaar	250,000	0	2.26	12/31/19	(1)	—		—
	200,000	0	2.34	12/31/19	(1)	—		—
	125,000	0	2.69	12/31/19	(1)	—		—
	214,286	0	2.15	12/31/19	(1)
	156,704	19,824	2.39	12/31/19	(10)	20,825	(10)	48,731
	45,529	11,660	5.45	12/31/19	(10)	11,821	(10)	27,661
Michael DiSanto	—	—	—	—		18,750	(11)	43,875
	274,999	25,001	3.95	5/5/25	(12)	—		—
	214,286	0	2.15	11/5/25	(1)
	56,440	28,560	2.39	11/16/26	(2)	14,994	(3)	35,086
	179,280	90,720	2.39	11/16/26	(2)	47,649	(3)	111,499
	56,038	114,812	5.45	11/6/27	(4)	58,204	(5)	136,197
	0	238,095	3.42	11/21/28	(6)	106,317	(7)	248,782
Kurt Silverman	200,000	0	2.05	9/3/23	(1)	—		—
	75,000	0	2.34	2/18/24	(1)	—		—
	50,000	0	2.34	2/18/24	(1)	—		—
	125,000	0	2.69	11/13/24	(1)	—		—
	214,286	0	2.15	11/5/25	(1)	—		—
	173,968	88,032	2.39	11/16/26	(2)	46,316	(3)	108,379
	47,289	96,869	5.45	11/6/27	(4)	49,108	(5)	114,913
	0	200,893	3.42	11/21/28	(6)	89,705	(7)	209,910

(1)	Fully vested stock option grant.

(2)
One-third (1/3rd) of the shares subject to the stock option vested on December 1, 2017, and one-thirty-sixth (1/36th) of the shares subject to the stock option vested on the 1st day of January, 2018 and will vest on the first day of each month thereafter until the stock option has fully vested (three years), provided the recipient continues to be a service provider through each such vesting date.

(3)
One-third (1/3rd) of the restricted stock units vested on December 1, 2017, one-twelfth (1/12th) of the restricted stock units vested on March 1, 2018, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a service provider through each such vesting date.

(4)
One-third (1/3rd) of the shares subject to the stock option vested on December 1, 2018, one-thirty-sixth (1/36th) of the shares subject to the stock option vested on January 1, 2019, and will vest on the first day of each month thereafter until the stock option has fully vested (three years), provided the recipient continues to be a service provider through each such vesting date.

(5)
One-third (1/3rd) of the restricted stock units vested on December 1, 2018, one-twelfth (1/12th) of the restricted stock units vested on March 1, 2019, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a service provider through each such vesting date.

(6)
One-third (1/3rd) of the shares subject to the stock option will vest on December 1, 2019, one-thirty-sixth (1/36th) of the shares subject to the stock option will vest on January 1, 2020, and will vest on the first day of each month thereafter until the stock option has fully vested (three years), provided the recipient continues to be a service provider through each such vesting date.

(7)
One-third (1/3rd) of the restricted stock units will vest on December 1, 2019, and one-twelfth (1/12th) of the restricted stock units will vest on March 1, 2020, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March, thereafter until all of the restricted stock units have vested, provided the recipient continues to be a service provider through each such vesting date.

(8)
One-third (1/3rd) of the shares subject to the stock option vested on June 1, 2017, and one-thirty-sixth (1/36th) of the shares subject to the stock option vested on the 1st day of July, 2017 and will vest on the first day of each month thereafter until all of the stock option has fully vested (three years), provided the recipient continues to be a service provider through each such vesting date.

(9)
One-third (1/3rd) of the restricted stock units vested on June 1, 2017, one-twelfth (1/12th) of the restricted stock units vested on September 1, 2017, and an additional one-twelfth (1/12th) will vest on the first day of each December, March, June, and September thereafter until all of the restricted stock units have vested, provided the recipient continues to be a service provider through each such vesting date.

(10)
Pursuant to the terms of his transition agreement and release, Mr. Vonderhaar received continued vesting of that portion of his outstanding and unvested RSUs that would otherwise vest by their terms on or before June 30, 2019, and continued vesting of that portion of his outstanding and unvested Stock Options that would otherwise vest by their terms on or before March 31, 2019. One-third (1/3rd) of the shares subject to the stock option vested vested on January 1, 2019, 1/3rd vested on February 1, 2019, and 1/3rd vested on March 1, 2019. One-half of the restricted stock units vested on March 1, 2019, and the other half will vest on the June 1, 2019.

(11)
One-sixteenth (1/16th) of the restricted stock units vested on June 1, 2016, and an additional one-sixteenth (1/16th) vest on the first day of each September, December, March, and June thereafter, provided the recipient continues to be a service provider through each such vesting date.

(12)
One-quarter (1/4th) of the shares subject to the stock option vested on April 1, 2016, and one-forty-eighth (1/48th) of the shares subject to the stock option vested on May 1, 2016, and will vest on the first day of each month thereafter until the stock option has fully vested (four years), provided the recipient continues to be a service provider through each such vesting date.

Option Exercises and Stock Vested in Last Fiscal Year
The following table presents certain information concerning the exercise of options and vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2018, including the value of gains on exercise and the value of the stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Robert A. Lento	—	$—	415,244	$1,686,661
Sajid Malhotra	—	—	199,478	809,768
George Vonderhaar	—	—	106,369	429,368
Michael DiSanto	—	—	170,324	696,628
Kurt Silverman	—	—	111,943	452,213

(1)
The aggregate dollar amount realized upon the vesting of a stock award represents the aggregate fair value of the shares of our common stock underlying the stock award on the vesting date multiplied by the shares vested on the vesting date.

Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
401(k) Plan
We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees could elect to reduce their current compensation by up to 15% or the statutory limit, of $18,500 in fiscal 2018, whichever was less, and have us contribute the amount of this reduction to the 401(k) plan. In addition, since January 1, 2007, we match employee deferrals as follows: a dollar-for-dollar (100%) match on an eligible employee’s deferral that does not exceed 3% of compensation for the year and a fifty percent (50%) match on the next 2% of the employee’s deferrals. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.
Director Compensation
The independent members of our Board are eligible to receive both cash and equity compensation for their service as board members as more fully described herein. Members of management who are on the Board are not eligible for additional compensation for service as board members.
Pursuant to the Compensation Committee charter, the Compensation Committee periodically reviews and may recommend to the Board, changes to the compensation for members of our Board. In October 2017, the Compensation Committee engaged Compensia, an independent compensation consultant, to conduct a review of our director compensation program. Based on these reviews, our director compensation program included the following components during fiscal 2018:

•
We will grant an equity award to a new outside director when he or she first joins the Board (the “Initial Award”). Initial Awards for outside directors will be based on a fixed value of $175,000 and paid in restricted stock units.

•
Cash compensation for each outside director consisting of: (i) an annual cash retainer of $40,000 paid quarterly in arrears for services as an outside director; (ii) an additional annual cash retainer of $30,000 will be paid quarterly in arrears for service by an outside director as non-executive Chairman of the Board; (iii) an additional annual cash retainer of $20,000 paid quarterly in arrears for service by an outside director as Audit Committee Chairman; (iv) an additional annual cash retainer of $9,000 paid quarterly in arrears for service by an outside director as a member (other than Chairman) of the Audit Committee; (v) an additional annual cash retainer of $10,000 paid quarterly in arrears for service by an outside director as Compensation Committee Chairman; (vi) an additional annual cash retainer of $6,000 paid quarterly in arrears for service by an outside director as a member (other than Chairman) of the Compensation Committee; and (vii) an additional annual cash retainer of $5,000 paid quarterly in arrears for service by an outside director as Nominating and Governance Committee Chairman. No annual retainer will be paid for service by a director (other than the Chairman) as a member of the Nominating and Governance Committee.

•	Annual equity compensation for each outside director (the “Annual Award”). These equity awards are automatically established in accordance with the following principles:

(i)	the Annual Award will be based upon a fixed value (the “Fixed Value”) rather than a fixed number of stock options, restricted stock units or other equity award units;

(ii)	the Fixed Value shall correlate to $140,000 (or such other amount as determined in the judgment of the Compensation Committee);

(iii)
the Compensation Committee will determine an appropriate peer group taking into consideration such factors as it deems relevant, including without limitation, total revenue, revenue growth, industry, income and number of employees;

(iv)
the Compensation Committee may rely upon the advice of an independent compensation consultant to the extent it deems such reliance necessary or appropriate to determine a relevant Peer Group and to identify the value of annual equity awards to directors;

(v)
in selecting the applicable Peer Group percentile to which the Fixed Value will correlate, the Compensation Committee will consider our financial performance during the previous fiscal year, the Peer Group percentile to which the value of equity awards granted to executive management most closely correlates with the intent that the Peer Group percentile for the directors’ Annual Award will align with the Peer Group percentile to which equity awards granted to executive management most closely correlate, and such other factors as the Compensation Committee may deem relevant;

(vi)
the Fixed Value of an Annual Award may be satisfied with an award of non-statutory stock options or with an award of restricted stock units (as those terms are defined in the Equity Incentive Plan), or a combination of both as may be determined in the judgment of the Compensation Committee at the time of setting the Fixed Value for the year. If no allocation is set, then the Fixed Value of an Annual Award will be satisfied with restricted stock units; provided however, if any director has a legal impediment to receipt of restricted stock units and notifies the Company of such impediment prior to the award and acceptance of such restricted stock units, then all of the Fixed Value of the Annual Award will be satisfied with an award of non-statutory stock options;

(vii)	the vesting of the Annual Award shall be as set forth in the director compensation plan, the Equity Incentive Plan, and the applicable award agreements; and

(viii)
the value of a stock option will be determined using the Black-Scholes valuation method and the value of restricted stock units will be determined using our 30 day average stock price for the 30 days preceding the valuation date.

The Compensation Committee may rely upon the advice and guidance of its independent compensation consultant in determining appropriate values. Unless otherwise determined by the Compensation Committee, the valuation date will be the date of our annual meeting of its stockholders immediately following which the Annual Award and the Annual Equity Retainer are to be granted.

During fiscal 2018, Mr. Amaral received a cash retainer for serving as Audit Committee Chairman, and Messrs. Fisher and Peterschmidt each received a cash retainer for serving as members of the Audit Committee. Mr. Peterschmidt received a cash retainer for serving as Compensation Committee Chairman, and Messrs. Fisher, Amaral, and Genereux each received a cash retainer for serving as members of the Compensation Committee. Mr. Fisher received a cash retainer for serving as Nominating and Governance Committee Chairman. Mr. Amaral received a cash retainer for serving as our non-executive Chairman.
In addition, the grant date value of all awards provided under the Equity Incentive Plan (as determined in accordance with ASC 718), plus cash compensation paid by us to any non-employee director in any calendar year, shall not exceed $500,000.
The following table presents the compensation received by our non-employee directors during fiscal year 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
(a)	(b)	(c)	(e)
Walter D. Amaral	$96,000	$136,312	$232,312
Jeffrey T. Fisher	60,000	136,312	196,312
David C. Peterschmidt	59,000	136,312	195,312
Scott Genereux	46,000	136,312	182,312
Doug Bewsher	40,000	136,312	176,312
Marc DeBevoise	0	147,079	147,079
Patricia Hadden	0	147,079	147,079

(1)
These amounts represent the grant date fair value for each of the Stock Awards (restricted stock units) and Option Awards (stock options) granted to the non-management directors, as compensation for service on the Board, computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, we have disregarded estimates of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2018 are included in Note 14 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal years presented.

(2)
As of December 31, 2018, Messrs. Amaral, Fisher, and Peterschmidt each held 27,046 restricted stock units, Messrs. Genereux and Bewsher each held 56,676 restricted stock units, and Mr. DeBevoise and Ms. Hadden each held 42,264 restricted stock units. Messrs. Amaral, Fisher, and Peterschmidt each held options to purchase 193,348 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act requires our executive officers, directors and 10% stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that no other reports were required during the fiscal year ended December 31, 2018, we believe that all our executive officers, directors, and 10% stockholders complied with the applicable filing requirements. In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to Limelight and the written representations of its directors, executive officers, and 10% stockholders.

Limitation on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgm ents, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Equity Compensation Plan Information
We currently maintain two equity-based compensation plans that have been approved by our stockholders - the Equity Incentive Plan, which was approved by our stockholders in May 2007, and again in June 2016, and the ESPP, which was approved by our stockholders in June 2013. The following table sets forth, for each of our equity-based compensation plans, the number of shares of our common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($/share)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column) (#)(3)
Equity compensation plans approved by security holders	16,943,377	$2.99	8,370,100
Equity compensation plans not approved by security holders	0	0	0
Total	16,943,377	$2.99	8,370,100

(1)	Includes outstanding stock options for 16,943,377 shares of our common stock under the Amended and Restated 2007 Equity Incentive Plan.

(2)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price, or purchase rights accruing under the ESPP because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period. There are no warrants or other rights outstanding.

(3)
Includes 8,336,361 shares available for issuance under the Equity Incentive Plan. The Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the least of (i) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year; (ii) 4,500,000 shares; or (iii) such other amount as our Board of Directors may determine. On January 1, 2019, the number of shares reserved for issuance under the Equity Incentive Plan increased by 4,500,000 shares. The data presented in this table was calculated as of December 31, 2018 and does not reflect the January 1, 2019 increase.

This also includes 33,739 shares reserved for issuance under the ESPP (which number includes shares subject to purchase during the current purchase period, which commenced on November 16, 2018, and the exact number of which will not be known until the end of the purchase period on May 15, 2019).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the director and executive compensation arrangements discussed above, the following is a description of transactions since January 1, 2018, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
Indemnification of Officers and Directors. Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers. Please see “Limitation on Liability and Indemnification Matters” for further information on indemnification of officers and directors.
Policies and Procedures for Related Party Transactions. Our Board has adopted a written related party transactions policy, which is administered by the Audit Committee. This policy applies to any transaction or series of transactions in which we are a participant, the amount involved exceeds or is expected to exceed $5,000 in any calendar year and any related person has a direct or indirect interest. For purposes of the policy, “related persons” consist of executive officers or directors, any stockholder beneficially owning more than 5% of our common stock, or immediate family members of any such persons. As provided by our Audit Committee charter and the related party transactions policy, our Audit Committee must review and approve in advance any related party transaction. All of our directors, officers, and employees are required to report to our Audit Committee any such related party transaction prior to its completion. A memorandum detailing our related party transactions is provided to the Audit Committee on a quarterly basis as required. The Audit Committee reviews and approves the related party memorandum with such approval being documented in the minutes of the Audit Committee meeting in which the related party memorandum is presented. Prior to the creation of our Audit Committee, our full Board reviewed related party transactions. For 2018, other than the items described above, there were no related party transactions.
Board Independence
The Board has determined that each of its current directors, except Robert A. Lento, has no material relationship with Limelight and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

PROPOSAL THREE: APPROVAL OF AMENDMENT 1 TO THE 2013 EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve the adoption of Amendment 1 to the Limelight Networks, Inc. 2013 Employee Stock Purchase Plan, or “ESPP,” which will increase the aggregate number of shares of common stock authorized for issuance under the ESPP to 9,000,000 shares (an increase of 5,000,000 shares), and will amend the maximum number of shares of common stock that an eligible employee (as defined in the ESPP) may be permitted to purchase during each offering period to be 5,000 shares ("Amendment 1").
Our Board adopted the ESPP in April 2013, as amended June 17, 2013, and it was approved by our shareholders in June 2013. Our Board and stockholders authorized the issuance of 4,000,000 shares under the ESPP. On November 12, 2018, our Board approved Amendment 1, subject to stockholder approval. The requested share reserve represents approximately 7.8% of our currently outstanding shares of common stock.
The ESPP gives eligible employees the opportunity to purchase shares through payroll deductions at a discount from the market price. The ESPP has enabled us to make the benefits of an ESPP available to eligible employees, which our Board and management believe has been an important element of the total compensation and benefits we offer, and will assist in the retention of our current employees, will help to attract new employees, and will continue to provide our employees with incentives to contribute to our future success by providing them an opportunity to purchase shares of our common stock.
In considering its recommendation to adopt Amendment 1 and reserve an additional 5,000,000 shares of our common stock for purchase, our Board considered a number of factors including historical and projected participation levels and stock price. We currently forecast that the requested number of shares will help us achieve our goals of attracting, retaining and motivating our employees through the purchase of shares under the ESPP for the foreseeable future, however, forecasting future usage of shares under the ESPP is difficult because future usage depends on a number of variables, including the number of eligible employees that choose to participate in the ESPP and their level of participation, and the stock price of our common stock. 33,739 shares of our common stock remained available for purchase under the ESPP as of January 1, 2019. If the amendment to the ESPP is not approved by stockholders, we will exhaust these previously authorized shares in the coming months and then our employees will no longer be able to purchase shares of our common stock under the ESPP. The additional shares that are proposed to be reserved under the ESPP have an aggregate value of $14,500,000, based on the March 4, 2019 closing price of our common stock, as reported on The Nasdaq Global Select Market of $2.90 per share. We believe that the proposed share reserve increase to the ESPP is reasonable, appropriate, and in the best interest of our shareholders.

General

Summary. The following is a summary of the principal provisions of the ESPP, as amended and its operation. This summary is qualified in its entirety by reference to the full text of the ESPP and Amendment 1, both of which are attached as Appendix A to this Proxy Statement. To the extent that there is a conflict between this summary and the actual terms of the ESPP and Amendment 1, the terms of the ESPP and Amendment 1 will govern.
The ESPP, including the right of participants to make purchases under the ESPP, is intended to continue to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 423 of the Code. The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Internal Revenue Code. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code, and is not subject to the provisions of ERISA. If we offer foreign employees the right to make purchases under the ESPP, we may offer a sub-plan or other option under the ESPP not intended to satisfy Section 423 of the Code.
Purpose. The purpose of the ESPP is to 1) encourage employee ownership in Limelight and provide our employees with a convenient means of acquiring an ownership interest through payroll deductions, 2) enhance such employees’ sense of participation in our business, and 3) provide an incentive for continued employment.
Administration. Our Board or our Compensation Committee administers the ESPP (in either case, the “Administrator”). All questions of interpretation or application of the ESPP are determined by the Administrator and its decisions are final and binding upon all participants.
Eligibility. Each of our U.S.-based (or our designated subsidiaries’) employees is eligible to participate in the ESPP, except that no employee will be eligible to participate in the ESPP to the extent that (i) immediately after the grant, such employee would own 5% or more of our voting stock or the voting stock of one of our designated subsidiaries, or (ii) his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined as the fair market value of the shares on the grant date) for each calendar year. In addition, the Administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least one year of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an executive, officer or other manager subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act, or (v) is a highly compensated employee under Section 414(q) of the Code.
Offering Periods. Unless otherwise determined by the Administrator, each offering period under the ESPP will have a duration of approximately six months, commencing on the first trading day on or after May 15 of each year and terminating on the first trading day on or after November 15, approximately six months later, and commencing on the first trading day on or after November 15 of each year and terminating on the first trading day on or after May 15, approximately six months later. To participate in the ESPP, an eligible employee must submit a properly completed subscription agreement or other enrollment procedure authorizing contributions up to 15% of such employee’s compensation during the offering period, on or before a date determined by the Administrator prior to the first trading day of an applicable offering period. For purposes of the ESPP, “compensation” shall mean an employee’s base straight time gross earnings, exclusive of payments for incentive compensation, bonuses and other compensation. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with us or one of our designated subsidiaries terminates. On the first day of each offering period, each participant automatically is granted a right to purchase shares of our common stock. This purchase right expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised on the last trading day of the offering period to the extent of the contributions made during such offering period.
Purchase Price. Unless and until the Administrator determines otherwise, the purchase price will be 85% of the lesser of the fair market value of our common stock on (i) the first trading day of each offering period, or (ii) the last trading day of each offering period, subject to compliance with the Code and the terms of the the ESPP and provided however, that the purchase price may be determined for each offering period by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20 of ESPP. The fair market value of our common stock on any relevant date will be the closing price of our stock as reported on the NASDAQ Global Select Market.
Payment of Purchase Price; Payroll Deductions. Contributions are accumulated throughout each offering period, generally through payroll deductions. The number of whole shares that a participant may purchase in each offering period will be determined by dividing the total amount of a participant’s contributions during that offering period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares each offering period. If, on a given exercise date, the Administrator determines that the number of shares of common stock to be purchased may exceed (i) the number of shares of common stock available for sale under the plan on the first trading day of the offering period or (ii) the number of shares of common stock available for sale under the plan on such exercise date, then the Administrator may, in its sole discretion, (A) provide that the Company will make a pro rata allocation of the shares of common stock available for purchase on such first trading day of the offering period or the exercise date, as applicable, and continue all offering periods then in effect or (B) provide that the Company will make a pro rata allocation of the shares available for purchase on such first trading day of the offering period or the exercise date, as applicable and terminate any or all offering periods then in effect. During an offering period, a participant may discontinue his or her participation in the ESPP, if permitted by the Administrator, as determined in its sole discretion, and may decrease the rate of payroll deductions in an offering period within limits set by the Administrator. No fractional shares will be purchased under the ESPP and any contributions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in a participant’s account for the subsequent offering periods. The Administrator may allow eligible employees to participate in the ESPP via cash contribution instead of payroll deductions in limited circumstances.
All participant contributions are credited to the participant’s account, are generally only withheld in whole percentages and are included with our general funds. Funds received by us pursuant to exercises under the ESPP are used for general corporate purposes. A participant generally may not make additional contributions into his or her account outside the regularly established process.
Withdrawal. Generally, a participant may withdraw all but not less than all of his or her contributions from an offering period at any time by written or electronic notice in the form determined by the Administrator for such purpose or an electronic or other enrollment procedure determined by the Administrator without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement or an electronic or other enrollment procedure determined by the Administrator to us.
Termination of Employment. Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the ESPP and the contributions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, and such participant’s right to purchase shares under the ESPP will automatically be terminated.
Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control
Changes in Capitalization.  In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our common stock or other securities, or other change in our corporate structure affecting our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Administrator will adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of common stock covered by each right to purchase shares under the ESPP that has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.
Dissolution or Liquidation.  In the event of our proposed dissolution or liquidation, the Administrator will shorten any offering period then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the right to purchase shares under the ESPP will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Change in Control.  In the event of a merger or “Change in Control,” as defined in the ESPP, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten the offering period with respect to which such option relates by setting a new exercise date on which such offering period will end. The new exercise date will be prior to the merger or Change in Control. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the right to purchase shares under the ESPP will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Amendment and Termination of the Plan. The Administrator may, in its sole discretion, and in some instances, without stockholder consent, amend, suspend, or terminate the ESPP, including the term of any offering period then outstanding at any time and for any reason. Generally, no such termination can adversely affect previously granted rights to purchase shares under the ESPP.
Upon its approval by the stockholders, the ESPP will continue until termination of the ESPP by the Board.
Plan Benefits. Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. No purchases have been made under the ESPP since its adoption by the Board.
Certain Federal Income Tax Information
The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND LIMELIGHT UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
No purchase rights have been granted, and no shares have been issued, on the basis of the 5,000,000 share increase, which is the subject of this proposal. Because benefits under the ESPP, as amended, will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the amendment to the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP, as amended.

Vote Required
To be approved, Proposal No. 3 requires the affirmative vote of the majority of shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION/APPROVAL OF AMENDMENT NO. 1 TO THE 2013 EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS
We know of no other matters to be submitted for the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.
STOCKHOLDERS SHARING THE SAME ADDRESS
We are sending only one copy of our annual report and proxy statement to stockholders who share the same address unless they have notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.
If you received only one mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of receiving only one mailing for future mailings, please submit your request to our Corporate Secretary, Limelight Networks, Inc., 2220 West 14th Street, Tempe, Arizona, 85281 or call James Todd in our Legal department at (602) 850-4831. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: March 20, 2019

James R. Todd
Assistant General Counsel & Assistant Secretary

APPENDIX A
AMENDMENT 1 TO THE LIMELIGHT NETWORKS, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Limelight Networks, Inc., a Delaware corporation (the “Company”), maintains a 2013 Employee Stock Purchase Plan (as amended from time to time, the “ESPP”), which was previously adopted by the Board of Directors of the Company (the “Board”) in 2013;
WHEREAS, the Board believes that the number of shares of common stock of the Company (“Common Stock”) remaining available for issuance under the ESPP has become insufficient for the Company’s anticipated future needs under the ESPP;
WHEREAS, Section 20 of the ESPP provides that the Board may amend the ESPP at any time for any reason; and
WHEREAS, the Board has determined that it is in the best interests of the Company to (i) amend the ESPP to increase the aggregate number of shares of Common Stock available for issuance under the ESPP from 4,000,000 share to 9,000,000 shares and (ii) amend the maximum number of shares of Common Stock that an Eligible Employee (as defined in the ESPP) may be permitted to purchase during each Offering Period (as defined in the ESPP) to be 5,000 shares.
NOW THEREFORE:

1.	Amendment to Section 7. The first sentence of Section 7 of the ESPP shall be deleted and replaced in its entirety with the following new sentence:
“On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 5,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13.”

2.	Amendment to Section 13(a). Section 13(a) of the ESPP shall be deleted and replaced in its entirety with the following new sentence:
“Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 9,000,000 shares of Common Stock.”

3.	No Other Changes. All terms and provisions of the ESPP not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with, the law of the State of Arizona, without regard to conflicts of law principles thereof.

5.
Effective Date of Amendment. This Amendment 1 to the Limelight Networks, Inc. 2013 Employee Stock Purchase Plan (this “Amendment”) shall become effective upon the date that it is adopted by the Board; provided, however, that this Amendment shall be subject to the approval of the Company’s stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No option granted under the ESPP prior to such stockholder approval shall be exercised to the extent that the number of shares of Common Stock then available for issuance under the ESPP, without giving effect to this Amendment, shall be less than the number of shares of Common Stock proposed to be purchased pursuant to such exercise.

ADOPTED BY THE BOARD OF DIRECTORS: November 12, 2018

APPROVED BY THE STOCKHOLDERS:

LIMELIGHT NETWORKS, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions (as defined in Section 2(j) below). The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2.Definitions.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(c)“Board” means the Board of Directors of the Company.
(d)“Change in Control” means the occurrence of any of the following events:
(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(iii)A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv)The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
For the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(e)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(f)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(g)“Common Stock” means the common stock of the Company.
(h)“Company” means Limelight Networks, Inc., a Delaware corporation, or any successor thereto.
(i)“Compensation” means an Eligible Employee’s base straight time gross earnings, exclusive of payments for commissions, overtime and shift premium, incentive compensation, bonuses and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(j)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(k)“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.
(l)“Director” means a member of the Board.
(m)“Eligible Employee” means any individual who is a common law employee of the Company or a Designated Subsidiary and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423‑2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423‑2(e)(2)(ii). Except as required by Applicable Law, any time-based eligibility requirements will be determined as of the Enrollment Date of the applicable Offering Period.
(n)“Employer” means the employer of the applicable Eligible Employee(s).
(o)“Enrollment Date” means the first Trading Day of each Offering Period.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(q)“Exercise Date” means the last Trading Day of each Offering Period. The first Exercise Date under the Plan will be December 2, 2013.
(r)“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
(s)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(t)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423‑2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423‑2(a)(2) and (a)(3).
(u)“Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the first Trading Day on or after December 1 and June 1, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(v)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(w)“Participant” means an Eligible Employee that participates in the Plan.
(x)“Plan” means this Limelight Networks, Inc. 2013 Employee Stock Purchase Plan.
(y)“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.
(z)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(aa)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(ab)“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.Eligibility.
(a)Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)Non-U.S. Employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.
(c)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year; provided, however, that the first Offering Period under the Plan will commence on August 15, 2013, subject to the approval of the Plan by the stockholders of the Company at the 2013 Annual Meeting of Stockholders, and the first Exercise Date under the Plan will be December 2, 2013, and provided, further, that the second Offering Period under the Plan will commence on December 2, 2013. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.
6.Contributions.
(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following a date determined by the Administrator.
(c)All Contributions made for a Participant will be credited to his or her account under the Plan and payroll deductions will be made in whole percentages only. A Participant may not make any additional payments into such account.
(d)A Participant may discontinue his or her participation in the Plan as provided in Section 10. If permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an

Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.
(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).
7.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 3,750 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.Exercise of Option.
(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment

Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.Withdrawal.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.
12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423‑2(f).
13.Stock.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 4,000,000 shares of Common Stock.
(b)Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.Designation of Beneficiary.
(a)If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).
16.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.Amendment or Termination.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(iii)shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
(iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)reducing the maximum number of Shares a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24.Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect until terminated under Section 20.
25.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Arizona (except its choice-of-law provisions).

27.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

LIMELIGHT NETWORKS, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
_____ Original Application                Offering Period Date:
_____ Change in Payroll Deduction Rate
1.____________________ hereby elects to participate in the Limelight Networks, Inc. 2013 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.
2.I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3.I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
4.I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5.Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of _____________ (Eligible Employee or Eligible Employee and Spouse only).
6.I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the offering date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
7.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social
Security Number:
Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

EXHIBIT B
LIMELIGHT NETWORKS, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned participant in the Offering Period of the Limelight Networks, Inc. 2013 Employee Stock Purchase Plan that began on ____________, ______ hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

LIMELIGHT NETWORKS, INC.
ATTN: CORPORATE SECRETARY
2220 W. 14th Street
TEMPE, AZ 85281

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The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	______________

1. Election of Directors

Nominees

01 Jeffrey T. Fisher 02 David C. Peterschmidt 03 Robert A. Lento

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of Ernst & Young LLP as independent registered public accounting firm.	☐	☐	☐
3. Approval of Amendment 1 to the 2013 Employee Stock Purchase Plan	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000403411_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com

LIMELIGHT NETWORKS, INC.
Annual Meeting of Stockholders
May 02, 2019 9:00 AM MST
This proxy is solicited by the Board of Directors

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000403804_2 R1.0.1.18